As filed with the Securities and Exchange Commission on May 1, 2006

Registration Statement No. 333-114802

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
ON

FORM S-3

TO

FORM S-11

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Fieldstone Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	74-2874689
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11000 Broken Land Parkway
Columbia, MD 21044

410-772-7200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael J. Sonnenfeld

President and Chief Executive Officer

11000 Broken Land Parkway
Columbia, MD 21044

410-772-7200

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Walter G. Lohr, Jr., Esq.	David P. Slotkin, Esq.
HOGAN & HARTSON L.L.P.	HOGAN & HARTSON L.L.P.
111 South Calvert Street, 16th Floor	555 Thirteenth Street, N.W.
Baltimore, Maryland 21202	Washington, D.C. 20004-1109
(410) 659-2700	(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Form S-11 is being filed to convert the Registration Statement on Form S-11 (Commission File No. 333-114802) into a Registration Statement on Form S-3. The Registration Statement on Form S-11 registered the initial sale of 43,328,933 shares of our common stock, par value $0.01 per share, by certain selling stockholders.

SUBJECT TO COMPLETION, DATED May 1, 2006

The information in this prospectus is not complete and may be changed or supplemented. None of the securities described in this prospectus can be sold by the selling stockholders until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities, nor is it a solicitation to buy the securities, in any state where any offer or sale of the securities is not permitted.

PROSPECTUS

43,328,933 Shares

Fieldstone Investment Corporation

Common Stock

We are a fully integrated mortgage banking company that has a portfolio of non-conforming mortgage loans we originated and that originates, securitizes, sells and services both non-conforming and conforming single-family residential mortgage loans. We have elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, beginning with our short taxable year ended December 31, 2003 (November 13, 2003 - December 31, 2003).  We originate loans from borrowers nationwide through our operating subsidiary, Fieldstone Mortgage Company (Fieldstone Mortgage or FMC).  Fieldstone Mortgage has been operating since 1995, and we believe we have developed processes and criteria to promote sound underwriting and pricing decisions and the ability to efficiently approve and fund non-conforming and conforming loans of quality.

This prospectus covers the resale of up to 43,328,933 shares of our common stock that the selling stockholders listed beginning on page 8 of this prospectus may offer for sale from time to time following the effective date of the registration statement of which this prospectus is a part. We are registering these shares of common stock to provide the selling stockholders with registered securities, but this prospectus does not necessarily mean that the selling stockholders will offer or sell those shares. We are filing the registration statement pursuant to contractual obligations that exist with the selling stockholders.

Since February 3, 2005, our common stock has traded on the NASDAQ National Market under the symbol “FICC.”  Prior to trading on the NASDAQ National Market, our common stock was not listed or quoted on any national exchange or market system. On April 28, 2006, the closing price per share of our common stock was $11.50.

Our principal offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044 and our telephone number is (410) 772-7200.

The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any stock exchange or market on which our common stock is then listed, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices.

We are not offering for sale any shares of our common stock in the registration statement of which this prospectus is a part. We will not receive any of the proceeds from sales of our shares by the selling stockholders, but will incur expenses. Our common stock is subject to transfer restrictions principally intended to preserve our status as a REIT. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 28 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is incorporated herein by reference, as well as the information contained in this prospectus under the heading “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2006

You should rely only on the information provided or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of the common stock is not permitted. You should not assume that the information included in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference into this prospectus, before making an investment decision.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Fieldstone Investment Corporation and its subsidiaries.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risks incorporated into this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as the following risk factors and the other information contained in this prospectus, and any applicable prospectus supplement, before deciding to invest in our common stock.

Risks Related to this Offering

We have not established a minimum distribution payment level. If cash we generate from our operations is insufficient to make our REIT distributions, we may need to borrow funds on a short-term basis to make distributions to stockholders. Our payment of required REIT distributions could reduce our stockholders’ equity. We cannot assure you of our ability to make distributions to our stockholders in the future.

To qualify as a REIT, we must distribute to our stockholders at least 90% of our REIT taxable income with respect to each year, determined without regard to the dividends paid deduction permitted to REITs and by excluding our net capital gain. In addition, we are subject to a tax on any undistributed portion of our income at regular corporate rates and also may be subject to a 4% excise tax on this undistributed income if we do not meet certain minimum distribution requirements in a calendar year. We believe we have made and intend to continue to make quarterly distributions to our stockholders in order to distribute all or substantially all of our REIT taxable income with respect to each year, beginning with our taxable year ended December 31, 2003. Doing this, and meeting other criteria, should enable us to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code. We have not established a minimum distribution payment level, and our ability to make distributions might be harmed by the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. We could be required to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT, even if conditions are not favorable for borrowing and we cannot assure you that we will have the ability to make distributions to our stockholders in the future. In addition, due to differences between the computation of our income for federal income tax purposes and the computation of our income under GAAP, we may be required under the applicable tax rules to pay distributions that are based on our REIT taxable income but that exceed our GAAP income, which would have the effect of reducing our stockholders’ equity.

Restrictions on ownership of a controlling percentage of our capital stock might limit your opportunity to receive a premium on our stock.

For the purpose of preserving our REIT qualification and for other reasons, our charter prohibits direct or constructive ownership by any person of more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock or any class or series of our outstanding preferred stock or other stock. The constructive ownership rules in our charter are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of a class of outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of 9.8% of the class of outstanding stock, and subject the individual or entity to the ownership limit in our charter. Any attempt to own or transfer shares of our common stock or preferred stock in excess of the ownership limit without the consent of our board of directors shall be void and may result in the shares being transferred by operation of law to a charitable trust. These ownership restrictions might inhibit market activity and opportunities for our stockholders to receive a premium for their shares if any person were to attempt to assemble a block of shares of our stock, which although in violation of these ownership restrictions, might be in the best interests of our stockholders.

Under the terms of our charter, our board of directors may grant an exception to the 9.8% ownership limit to, and establish a higher ownership limit for, a stockholder that is not an individual if such stockholder provides information and makes representations to the board that are satisfactory to the board, in its reasonable discretion, to establish that such person’s ownership in excess of the 9.8% limit would not jeopardize our qualification as a REIT.

Future offerings of debt or preferred equity securities or other equity securities may dilute our existing stockholders, may be senior to our common stock for the purposes of distributions and may harm the value of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock. Upon the liquidation of our company, holders of our debt securities and shares of preferred stock and lenders with respect to other debt may receive a distribution from our available assets prior to the holders of our common stock. Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the value of our common stock, or both. Our preferred stock, if issued, may have a preference on distributions that could limit our ability to make distributions to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

The market price and trading volume of our common stock may be volatile, which could result in rapid and substantial losses for our stockholders.

The market price of our common stock may be highly volatile and subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above your purchase price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our stock price or result in fluctuations in the price or trading volume of our common stock include:

•                  actual or anticipated variations in our quarterly operating results or distributions;

•                  changes in our cash flows, funds from operations or earnings estimates or publication of research reports about us or our industry, although there can be no assurance that any research reports about us will be published;

•                  increases in market interest rates that lead purchasers of our shares of common stock to demand a higher yield;

•                  changes in market valuations of similar companies;

•                  adverse market reaction to any indebtedness we incur in the future;

•                  additions or departures of key management personnel;

•                  actions by institutional stockholders;

•                  speculation in the press or investment community; and

•                  general market and economic conditions.

Broad market fluctuations could harm the market price of our common stock.

The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performance. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could harm the market price of our common stock.

Shares of our common stock eligible for future sale may harm our stock price.

We cannot predict the effect, if any, of future sales of shares of our common stock, or the availability of shares for future sales, on the market price of our common stock. Sales of substantial amounts of our shares of common stock, or the perception that large sales could occur, may harm prevailing market prices for our common stock. As of March 31, 2006, there were:

•                  48,536,485 outstanding shares of our common stock;

•                  outstanding options to purchase 959,000 shares of our common stock at a weighted average exercise price of $14.31 per share; and

•                  an additional 1,065,660 shares of our common stock available for future awards under our equity incentive plan.

In addition, as of March 31, 2006, we had issued awards of performance shares for up to 148,440 shares of our common stock to eligible employees.

All of the 43,328,933 shares registered pursuant to the registration statement of which this prospectus is a part are eligible for immediate resale. If any or all of these selling stockholders sell a large number of shares of our common stock in the public market, the sale could reduce the market price of our common stock and could impede our ability to raise future capital through a sale of additional equity securities.

Changes in yields may harm the market price of our stock.

Our earnings are derived primarily from the expected positive net interest income we expect to receive from the yield on our portfolio of mortgage loans less the cost of our borrowings and other expenses and loan losses. This net interest income will not necessarily be larger in high interest rate environments than in low interest rate environments and also may be negative. In addition, during periods of high interest rates, our net income, and therefore the amount of any distributions on our common stock, might be less attractive compared to alternative investments of equal or lower risk. Each of these factors could harm the market price of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below, the file number for each of which is 000-50938, that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•                  our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on April 14, 2006;

•                  our Current Reports on Form 8-K filed with the SEC on January 4, 2006, January 18, 2006, February 16, 2006, February 27, 2006, March 29, 2006, April 4, 2006, April 13, 2006 and April 28, 2006;

•                  our Definitive Proxy Statement filed on April 26, 2006; and

•                  the description of our common stock as set forth under the heading “Description of Capital Stock” in our Registration Statement on Form S-11, initially filed with the SEC on April 23, 2004 (File No. 333-114802), and as it may be amended or supplemented from time to time, as incorporated by reference into our Registration Statement on Form 8-A filed with the SEC on September 14, 2004, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via email at:

Fieldstone Investment Corporation

11000 Broken Land Parkway
Columbia, MD 21044

1-866-438-1088

Attn: Investor Relations Department
Email Address:  Investors@FieldstoneInvestment.com

The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, together with other documents and information incorporated by reference into this prospectus, contain forward-looking statements within the meaning of Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that our projections will be achieved.

In addition to other factors and risks discussed in the quarterly, annual, current and other reports that we file with the SEC, some important factors that could cause actual results or outcomes to differ materially from those discussed in forward-looking statements include without limitation:

•                  our ability to successfully implement or change aspects of our portfolio strategy;

•                  interest rate volatility and the level of interest rates generally;

•                  the sustainability of loan origination volumes and levels of origination costs;

•                  continued availability of credit facilities for the liquidity we need to support our origination of mortgage loans;

•                  the ability to sell or securitize mortgage loans on favorable economic terms;

•                  deterioration in the credit quality of our loan portfolio;

•                  the nature and amount of competition;

•                  the impact of changes to the fair value of our interest rate swaps on our net income, which will vary based upon changes in interest rates and could cause net income to vary significantly from quarter to quarter; and

•                  the other factors referenced in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including those set forth under the section entitled “Item 1A. Risk Factors.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders from time to time pursuant to this prospectus. The proceeds from the offering are solely for the account of the selling stockholders. We have agreed, however, to pay expenses relating to the registration of the shares of common stock under applicable securities laws.

SELLING STOCKHOLDERS

The selling stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the shares of our common stock. When we refer to the “selling stockholders” in this prospectus, we mean those persons specifically identified in the table below, as well as the permitted transferees, pledges, donees, assignees, successors and others who later come to hold any of the selling stockholders’ interests other than through a public sale.

The table below sets forth the name of each selling stockholder and the number of shares of our common stock that each selling stockholder may offer pursuant to this prospectus, from time to time. To our knowledge, except as noted below, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of the shares covered by this prospectus. The information presented regarding the selling stockholders is based upon representations made by the selling stockholders to us on or before March 30, 2005.

Because the selling stockholders may offer all, some or none of the shares of the common stock pursuant to this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of these shares, no definitive estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offer. The following table has been prepared assuming that the selling stockholders sell all of the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares of stock during the offering. We cannot advise you as to whether the selling stockholders will in fact sell any or all of their shares of our common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

			Shares Offered
	Beneficial Ownership		Pursuant to This
	Prior to Resale		Prospectus	Beneficial Ownership
	Offering		(Maximum	After Resale Offering(2)
		Percentage	Number That		Percentage
Selling Stockholder	Shares(1)	of Class(3)	May Be Sold)	Shares	of Class(3)

1995 Michael J. Egan Revocable Trust (The) 3/29/95(6)	2,700	*	2,700	—	—
1999 Thomas Sachs Morgan Revocable Trust Dated 11/1/99(4)(7)	2,050	*	2,050	—	—
A.H. Investment(8)	2,500	*	2,500	—	—
A-Able Transmission Corporate Investment Account(9)	1,410	*	1,410	—	—
ABN AMRO Asset Management (USA) LLC(193)	150,000	*	150,000	—	—
Abramson, Ronald D.	5,000	*	5,000	—	—
Acorn Overseas Securities(129)	4,700	*	4,700	—	—
Adam Naaman, M.D., Employee Profit Sharing Plan, Adam Naaman, M.D., Trustee(29)	1,300	*	1,300	—	—
Aeltus Investment Management, Inc. (Aeltus Trust Company Small Capitalization Equity Fund (Common))(4)(10)	16,300	*	16,300	—	—

Aeltus Investment Management, Inc. (Aeltus Trust Company Small Capitalization Equity Fund (Collective))(4)(10)	98,600	*	98,600	—	—
Aeltus Investment Management, Inc. (Aetna Services, Inc. Small Cap Equity)(4)(10)	67,200	*	67,200	—	—
Aeltus Investment Management, Inc. (Arkansas Teacher Retirement System)(4)(10)	81,900	*	81,900	—	—
Aeltus Investment Management, Inc. (Indiana State Teachers Retirement Fund)(4)(10)	76,400	*	76,400	—	—
Aeltus Investment Management, Inc. (IProfile US Equity Pool)(4)(10)	2,700	*	2,700	—	—
Aeltus Investment Management, Inc. (LG&E Energy Group)(4)(10)	22,500	*	22,500	—	—
Aeltus Investment Management, Inc. (Pitney Bowes Pension Plan)(4)(10)	30,200	*	30,200	—	—
Aeltus Investment Management, Inc. (Retirement Plan for Hospital Employees)(4)(10)	18,200	*	18,200	—	—
Aeltus Investment Management, Inc. (Road Commission for Oakland County)(4)(10)	8,300	*	8,300	—	—
Aeltus Investment Management, Inc. (Small Cap Equity Fund II)(4)(10)	12,900	*	12,900	—	—
Aeltus Investment Management, Inc. (St. Mary Medical Center-Small Cap)(4)(10)	4,200	*	4,200	—	—
Aeltus Investment Management, Inc. (Wichita Retirement Systems)(4)(10)	17,900	*	17,900	—	—
AEM Family Limited Partnership, L.P.(66)	16,666	*	16,666	—	—
Affron, Charles and Mirella JTWROS	1,000	*	1,000	—	—
AIM Capital Development Fund(11)	661,900	1.36%	661,900	—	—
AIM Small Cap Equity Fund(11)	311,300	*	311,300	—	—
AIM V.I. Capital Development Fund(11)	90,000	*	90,000	—	—
AIM V.I. Small Cap Equity Fund(11)	10,400	*	10,400	—	—
Alaska Electrical Pension Plan(31)	51,500	*	51,500	—	—
Albert E. Shultz Trust Albert E. Shultz and Ruth Shultz Co-Trustees 6/5/03(13)	6,666	*	6,666	—	—
Allied Funding, Inc. by Ken S. Perry(14)	5,000	*	5,000	—	—
Alonso, Steven	6,000	*	6,000	—	—
Alpha US Sub Fund I, LLC(15)	52,818	*	52,818	—	—
Alvarez, Carlos and Maria(17)	10,150	*	10,150	—	—
American Liberty Fund(16)	2,000	*	2,000	—	—
American National Red Cross Endowment(17)	23,625	*	23,625	—	—
American National Red Cross Retirement System(17)	34,725	*	34,725	—	—
American Physicians Assurance Corp.(18)	36,000	*	36,000	—	—
Amici Fund International, Ltd.(19)	370,000	*	370,000	—	—
Amici Qualified Associates, LP(20)	189,900	*	189,900	—	—

Andrew F. Dixon IRA(150)	10,250	*	10,250	—	—
Ann Arbor Area Community Foundation(17)	1,225	*	1,225	—	—
Ann C. Smith Personal Portfolio(9)	7,680	*	7,680	—	—
Ann K. Miller Personal Portfolio(9)	5,050	*	5,050	—	—
Ann Woloshin Roth IRA(21)	2,000	*	2,000	—	—
Anne Marie Romer Personal Portfolio(9)	1,070	*	1,070	—	—
Apple Ridge Partners, L.P.(22)	12,000	*	12,000	—	—
Arbco Associates, L.P.(4)(23)	50,000	*	50,000	—	—
Archon Partners L.P.(24)	24,200	*	24,200	—	—
Ariella Ben-Dov Trust(25)	25,000	*	25,000	—	—
Arison Foundation, Inc.(17)	6,000	*	6,000	—	—
Atlas Capital (Q.P.) L.P.(48)	142,742	*	142,742	—	—
Atlas Capital Master Fund, L.P.(48)	314,658	*	314,658	—	—
Aubrey L. Roberts IRA(9)	2,330	*	2,330	—	—
Auen, Gregory Lee(26)	17,972	*	6,500	11,972	*
Aurelia Palcher Combined Portfolio(9)	1,460	*	1,460	—	—
Axia Offshore Partners, Ltd.(15)	103,176	*	103,176	—	—
Axia Partners, L.P.(15)	213,920	*	213,920	—	—
Axia Partners Qualified, L.P.(15)	9,886	*	9,886	—	—
Babson College(12)	10,500	*	10,500	—	—
Baker, Jay H.(17)	900	*	900	—	—
Balboa Fund Ltd. (The)(28)	21,500	*	21,500	—	—
Banzai Offshore Fund Ltd.(29)	106,825	*	106,825	—	—
Banzai Partners L.P.(29)	77,268	*	77,268	—	—
Barbara A. Muth IRA(9)	450	*	450	—	—
Barbara A. Muth Revocable Living Trust U/A DTD 10/31/96 Barbara A. Muth, TTEE(9)	2,180	*	2,180	—	—
Barbara McCarty Personal Portfolio(9)	600	*	600	—	—
Barrish, Jack	5,000	*	5,000	—	—
Barrow, Wylie R. Jr. and Rosalind K., JTWROS(29)	1,750	*	1,750	—	—
Bay Pond Investors (Bermuda) L.P.(151)	51,700	*	51,700	—	—
Beach Family Partnership(9)	3,170	*	3,170	—	—
Ben-Dov, Zohar	30,000	*	30,000	—	—
Benny L. Tumbleston IRA Rollover(9)	140	*	140	—	—
Bettius, Marc	2,100	*	2,100	—	—
Bergum, Ronald	11,000	*	11,000	—	—
Bert Fingerhut Roth IRA(152)	8,000	*	8,000	—	—
BF Investments, L.P.(58)	25,000	*	25,000	—	—
Bistricer, Alexander	1,500	*	1,500	—	—
BLT Enterprises, LLLP Partnership(9)	1,440	*	1,440	—	—
Blueprint Partners LP(32)	10,000	*	10,000	—	—

Boston Partners Asset Management, LLC, acting in the capacity of investment adviser w/ discretionary authority on behalf of various beneficial owners of FIC(4)	700,000	1.43%	700,000	—	—
Boston Provident Partners, L.P.(33)	47,100	*	47,100	—	—
BP Institutional Partners, L.P.(33)	2,900	*	2,900	—	—
Bradley J. Hausfeld IRA(9)	810	*	810	—	—
Broesche, Gerald Wayne and Brook, Anne(30)	1,750	*	1,750	—	—
Brookstone Corporation-ESP FBO Stephen J. Dishman(153)	650	*	650	—	—
Browne, Spencer	6,666	*	6,666	—	—
Bruno, Michael C.(34)	2,500	*	2,500	—	—
BSI 1873(191)	100,000	*	100,000	—	—
Buczynski, Walter Paul(35)	65,455	*	20,000	45,455	*
Burnham Financial Services Fund(83)	412,500	*	412,500	—	—
Burnham Fund(83)	37,500	*	37,500	—	—
Bushansky, Stephen	400	*	400	—	—
Busick, Chad Thomas and Jennifer Rebecca(36)	2,500	*	2,500	—	—
Cadmus Capital Fund Ltd.(5)	226,400	*	226,400	—	—
Cadmus Capital Partners (Q.P.), LP(5)	106,600	*	106,600	—	—
Camarena, John M.(37)	63,166	*	30,666	32,500	*
Camp IV, John Carson(38)	45,500	*	18,000	27,500	*
Carbone, Jerry L.	1,400	*	1,400	—	—
Career Collection Ltd.(17)	8,475	*	8,475	—	—
Carl W. Goeckel Combined Portfolio(9)	2,840	*	2,840	—	—
Carol A. Stout Revocable Living Trust Carol A. & Michael K. Stout TTEES(9)	5,380	*	5,380	—	—
Carpenters Pension Trust Fund for Northern California(12)	33,200	*	33,200	—	—
Catalpa, Inc.(12)	30,800	*	30,800	—	—
Central States Southeast & Southwest Areas Pension Fund(17)	76,700	*	76,700	—	—
Charles T. Walsh Personal Portfolio(9)	3,380	*	3,380	—	—
Cheryl L. Coleman IRA Rollover(9)	380	*	380	—	—
Children’s Healthcare of Atlanta(39)	16,500	*	16,500	—	—
Chimerine, Lawrence	1,500	*	1,500	—	—
Chris H. & Linda M. Kapolas Joint Personal Portfolio(9)	6,050	*	6,050	—	—
Christine Hausfeld IRA(9)	220	*	220	—	—
Christine Lindeman-Thomas IRA Rollover Gregory J. Thomas, POA(9)	1,000	*	1,000	—	—
Christopher M. Ruff Personal Trust U/A 8/31/98 FBO Christopher M. Ruff(9)	2,570	*	2,570	—	—
Christopher White Irrevocable Trust(40)	5,000	*	5,000	—	—
Ciceric, Paul and Christina(41)	1,500	*	1,500	—	—

Cindy Ernst Personal Portfolio(9)	15,740	*	15,740	—	—
Clark, A. James	31,000	*	31,000	—	—
Clarke, Ronald and Gwendoline D., JTWROS(30)	1,700	*	1,700	—	—
CNF Investments LLC(42)	260,000	*	260,000	—	—
Colelle, Katherine	25,000	*	25,000	—	—
Collectors’ Fund LP (The)(19)	100,000	*	100,000	—	—
Concho Group Ltd.(30)	2,400	*	2,400	—	—
Condor Partners LP(43)	35,700	*	35,700	—	—
Conroy, Steven Michael(44)	3,500	*	3,500	—	—
Covenant Ministries of Benevolence(12)	52,200	*	52,200	—	—
Coverdale Partners(6)	3,700	*	3,700	—	—
Craig & Mary Jo Sanford Joint Personal Portfolio(9)	6,920	*	6,920	—	—
Craig White SEP IRA(154)	13,000	*	13,000	—	—
Creve & Company (First Bank)(4)	30,000	*	30,000	—	—
CRL Management, LLC(47)	2,000	*	2,000	—	—
CTBB Family Limited Partnership(9)	2,240	*	2,240	—	—
Cynthia A. Hackett Personal Portfolio(9)	720	*	720	—	—
Cynthia Biestek Trust(40)	5,000	*	5,000	—	—
Dacoma Investments Ltd.(30)	1,600	*	1,600	—	—
Dan Roach IRA Rollover(9)	710	*	710	—	—
Dance, Christopher and Robin (TIC)(17)	600	*	600	—	—
Darell Krasnoff Trust Dated 3/19/99(49)	10,250	*	10,250	—	—
David E. Sorensen 1995 Trust Dated 4/10/95(50)	15,000	*	15,000	—	—
David L. Roer Personal Portfolio(9)	540	*	540	—	—
David M. Morad Jr. Combined Portfolio(9)	860	*	860	—	—
David M. Morad Jr. Revocable Living Trust U/A DTD 9/15/97 David M. Morad Jr. & Semele Foundas TTEE(9)	1,850	*	1,850	—	—
David R. & Renee M. Ernst Joint Personal Portfolio(9)	5,010	*	5,010	—	—
David Ross Revocable Living Trust U/A DTD 11/04/00 David Ross TTEE(9)	1,300	*	1,300	—	—
David, James D. and Maria C.	1,300	*	1,300	—	—
Dawson, Jabon R. M.D. and Jacqueline, JTWROS(30)	450	*	450	—	—
Dayton Pediatric Imaging, Inc. PSP U/A/D 1/1/92 FBO David Cavanaugh MD(9)	2,090	*	2,090	—	—
DBAG London(4)(52)	67,628	*	67,628	—	—
Dean, Gaia	1,600	*	1,600	—	—
Delaware Dividend Income Fund, a series of Delaware Group Equity Funds V(4)(53)	26,200	*	26,200	—	—
Delaware Investments Dividend and Income Fund, Inc.(4)(53)	100,000	*	100,000	—	—

Delaware Investments Global Dividend & Income Fund, Inc.(4)(53)	25,000	*	25,000	—	—
Dell’Isola, Paul T.	14,000	*	14,000	—	—
Denise M. Smith Personal Portfolio(9)	12,000	*	12,000	—	—
Dennis J. Mykytyn IRA(155)	15,000	*	15,000	—	—
Dennis J. Mykytyn Roth IRA(155)	8,500	*	8,500	—	—
Deutsche Bank AG London(4)(54)	149,592	*	149,592	—	—
Devine, John Patrick	1,000	*	1,000	—	—
Diana M. Best IRA Rollover(9)	2,460	*	2,460	—	—
Diane W. Colaizzi IRA Rollover(9)	290	*	290	—	—
Diavatis, Demetrios N.	3,000	*	3,000	—	—
DiChillo, Richard A.	10,000	*	10,000	—	—
Dierberg, James IRA(156)	200,000	*	200,000	—	—
Dishman Partners Ltd.(30)	400	*	400	—	—
Dixon, Andrew F.	10,750	*	10,750	—	—
Dixon, Jean M.	6,550	*	6,550	—	—
Dixon, Kenneth O. and Peggy L., JTWROS	3,300	*	3,300	—	—
Don A. & Linda B. Maccubbin Revocable Trust DTD 05/04/93 Don A. & Linda B. Maccubbin, TTEES(9)	2,620	*	2,620	—	—
Don A. Maccubbin IRA(9)	780	*	780	—	—
Donald A. Porter IRA Small Cap(9)	1,400	*	1,400	—	—
Donald Gorman Personal Portfolio(9)	600	*	600	—	—
Donald H. Nguyen M.D. IRA Rollover(9)	290	*	290	—	—
Donald Ohman Johnson Trust DTD 12/29/93(194)	1,000	*	1,000	—	—
Donna G. Dahm Combined Portfolio(9)	780	*	780	—	—
Donna M. Ruff IRA Rollover(9)	160	*	160	—	—
Dottie L. Brown Personal Portfolio(9)	320	*	320	—	—
Douglas & Melissa Marchal Joint Personal Portfolio(9)	480	*	480	—	—
Dr. Juan M. Palomar IRA Rollover(9)	1,740	*	1,740	—	—
Dr. Leonard Kranzler IRA R/O(186)	1,100	*	1,100	—	—
Dr. Michael T. Kunesh Revocable Trust(9)	1,850	*	1,850	—	—
Dr. Neil Kantor Combined Portfolio(9)	3,610	*	3,610	—	—
Drake Associates L.P.(55)	14,000	*	14,000	—	—
Drouin, Rene L. and Julie, JTWROS(30)	1,200	*	1,200	—	—
Dryden III, Lindsay D.	2,000	*	2,000	—	—
Dubin, Dr. Ronald	2,000	*	2,000	—	—
Duke Endowment (The)(39)	19,500	*	19,500	—	—
Durston, III, Marshall Hurst and Robin	22,000	*	22,000	—	—
E. Jerome & Mary Louise Zwiesler Combined Portfolio(9)	3,620	*	3,620	—	—
EBS Microcap Partners Combined Portfolio(9)	17,000	*	17,000	—	—
EBS Partners Combined Portfolio(9)	38,940	*	38,940	—	—

Eckert, Edwin J. and Susan R., JTWROS(84)	500	*	500	—	—
Eckert, Thomas D. and Elizabeth(56)	93,500	*	66,000	27,500	*
Edgemond, John William	5,000	*	5,000	—	—
Edward S. Nusrala IRA(157)	7,000	*	7,000	—	—
Edward W. Eppley IRA-SEP(9)	800	*	800	—	—
Edward Mallinckrodt, Jr. Foundation(30)	25,500	*	25,500	—	—
Ege, Stephen M.	500	*	500	—	—
Eidelman, David R. and Rachel	2,000	*	2,000	—	—
Elias M. & Ann C. Karter Combined Portfolio(9)	3,460	*	3,460	—	—
Elliot Horowitz Trust 11/1/89(6)	7,300	*	7,300	—	—
Elsa Ann Marie Johnson Trust DTD 12/29/93(59)	1,000	*	1,000	—	—
Energizer Holdings, Inc. Retirement Plan Trust(9)	62,000	*	62,000	—	—
Engelman, David S. and Sherry B. JTWROS(51)	17,250	*	3,500	13,750	*
Engelman, David S. Self-Employed Profit Sharing Retirement Plan(51)	4,550	*	4,550	—	—
Enter-Karsch Investments, Ltd.(60)	20,625	*	20,625	—	—
Erich Pohanka Minor’s Trust—Steven Parker, Trustee(61)	23,000	*	23,000	—	—
Estate of Blanche S. Myers, John C. Middleton, Executor	1,300	*	1,300	—	—
Estate of Sara Jana Levy(138)	1,000	*	1,000	—	—
Eternity Five Trust(17)	4,500	*	4,500	—	—
Evangelical Covenant Retirement Plan(12)	38,100	*	38,100	—	—
Eve Z. Mykytyn IRA(158)	8,500	*	8,500	—	—
Evelyn Berry Spousal Rollover IRA(17)	1,600	*	1,600	—	—
Excelsior Value & Restructuring Fund(62)	1,300,000	2.66%	1,300,000	—	—
Fabrizio, Francis John, III	5,000	*	5,000	—	—
Farallon Capital Institutional Partners II, L.P.(63)	39,500	*	39,500	—	—
Farallon Capital Institutional Partners III, L.P.(63)	39,400	*	39,400	—	—
Farallon Capital Institutional Partners, L.P.(63)	285,600	*	285,600	—	—
Farallon Capital Partners, L.P.(63)	330,800	*	330,800	—	—
Farbitrage Partners(4)(23)	15,000	*	15,000	—	—
FBR Arbitrage Master Fund, Ltd.(4)(64)	57,105	*	57,105	—	—
Feiler Trust Dated 2/2/01(67)	10,250	*	10,250	—	—
Feinberg, Richard C.	20,000	*	20,000	—	—
Feinberg, Robert	10,000	*	10,000	—	—
Felice M. Kantor Combined Portfolio(9)	7,920	*	7,920	—	—
Financial Investors Fund, L.P.(147)	15,000	*	15,000	—	—
First Security Bank Commingled Investment Fund for Qualified Employee Benefit Plan(30)	61,000	*	61,000	—	—
Flanagan, Robert John	3,000	*	3,000	—	—
Fleet Maritime, Inc.(68)	23,634	*	23,634	—	—
Forney M. Hoke III IRA Rollover(9)	300	*	300	—	—

Forney M. Hoke III Personal Portfolio(9)	3,750	*	3,750	—	—
Fountainhead Special Value Fund(30)	29,100	*	29,100	—	—
Francis A. & Kathleen Bonanno Combined Portfolio(9)	420	*	420	—	—
Francis A. Bonanno, Jr. IRA(9)	1,640	*	1,640	—	—
Frank Russell Investment PLC(39)	21,800	*	21,800	—	—
Franklin Mutual Beacon Fund(69)	279,800	*	279,800	—	—
Franklin Mutual Shares Fund(69)	7,100	*	7,100	—	—
Freilich Family Trust Dated 9/25/03(4)(70)	1,400	*	1,400	—	—
Fritz J. Russ Personal Portfolio(9)	2,040	*	2,040	—	—
Froedtert & Community Health, Inc.(12)	31,100	*	31,100	—	—
Gapp, Gary C.	5,000	*	5,000	—	—
Gardner Lewis Fund L.P.(6)	107,600	*	107,600	—	—
Gary Berman Revocable Trust(159)	2,500	*	2,500	—	—
Gary M. Youra, M.D. IRA Rollover(9)	2,820	*	2,820	—	—
GEM Value Fund, L.P.(73)	423,357	*	423,357	—	—
GEM Value International, Ltd.(73)	378,130	*	378,130	—	—
Generous, Eric Y.	13,500	*	13,500	—	—
George H. Welsh Revocable Living Trust DTD 8/1/90—Trust B Joan M. Welsh, Co-TTEE(9)	3,130	*	3,130	—	—
George L. McCabe Jr. SEP IRA(160)	2,000	*	2,000	—	—
George W. Ledford IRA Rollover(9)	4,730	*	4,730	—	—
George, Brendan Amin(74)	22,250	*	6,000	16,250	*
Gerald Allen IRA(9)	470	*	470	—	—
Gerald J. Allen Personal Portfolio(9)	4,110	*	4,110	—	—
Gershen, Barnett L.(30)	3,200	*	3,200	—	—
Gershen, Barnett L. (IRA Rollover)(30)	1,200	*	1,200	—	—
Giacomo Trusts Combined Portfolio(9)	5,780	*	5,780	—	—
Glickstein, Jonathan A. and Eileen Agard Glickstein (community property)	2,000	*	2,000	—	—
Goldman Sachs Asset Management Foundation(17)	4,950	*	4,950	—	—
Goldrich, Steven D.	1,000	*	1,000	—	—
Goldsmith Family Foundation(6)	11,600	*	11,600	—	—
Goldsmith Family Investments, LLC(6)	8,800	*	8,800	—	—
Grandview, LLC(4)(30)	273,700	*	273,700	—	—
Greenlight Capital Offshore, Ltd.(75)	973,750	1.99%	973,750	—	—
Greenlight Capital Qualified, LP(75)	794,200	1.63%	794,200	—	—
Greenlight Capital, LP(75)	263,200	*	263,200	—	—
Greenlight Reinsurance Ltd.(75)	371,100	*	371,100	—	—
Gregory J. Thomas IRA—SEP(9)	490	*	490	—	—
Gridley Investments Inc.(76)	15,000	*	15,000	—	—
Gross Foundation, Inc.(77)	8,500	*	8,500	—	—

Grossmann, John R.	1,000	*	1,000	—	—
Gwendolyn D. Harmon Personal Portfolio(9)	1,840	*	1,840	—	—
Gwendolyn D. Harmon Revocable Living Trust(9)	1,700	*	1,700	—	—
H.J. Foster IRA(30)	2,150	*	2,150	—	—
H.J. and Aggie L. Foster Trust, Dated 2/17/94(30)	1,200	*	1,200	—	—
Hagan Jr., James Thomas and Vicki S. Wolfrum (JTWROS)(78)	83,300	*	33,300	50,000	*
Halladay Family Trust Dated 6/29/95(79)	27,400	*	27,400	—	—
Ham, Bill(30)	17,400	*	17,400	—	—
Hansen, Edward P. (IRA)(30)	700	*	700	—	—
Harbel Trust #7A(17)	2,475	*	2,475	—	—
Harbor Advisors LLC FBO A/C Butterfield Bermuda General Account(183)	20,000	*	20,000	—	—
Harlan III, S. Donald	2,600	*	2,600	—	—
Harlene Brady IRA(9)	240	*	240	—	—
Harold A. & Lois M. Ferguson Joint Personal Portfolio(9)	1,400	*	1,400	—	—
Harvey Family Limited Partnership, LLLP(80)	2,000	*	2,000	—	—
Hayes, Sara Fogarty	1,000	*	1,000	—	—
Hazel B. Kidd Personal Portfolio(9)	1,040	*	1,040	—	—
Heartland Value Fund(81)	1,098,600	2.25%	1,098,600	—	—
Heartland Value Plus Fund(81)	183,100	*	183,100	—	—
Helen G. Moody Revocable Living Trust DTD 01/17/02 Helen G. Moody TTEE(9)	760	*	760	—	—
HFR ED Performance Master Trust(64)	7,395	*	7,395	—	—
Hicks, Caroline	2,000	*	2,000	—	—
Hirschhorn, Martin	10,000	*	10,000	—	—
Hirst, Thomson M. and Gloria Trumpower, TBE	6,000	*	6,000	—	—
HNP LLC(4)(85)	14,000	*	14,000	—	—
Hodges, Brent H.	3,000	*	3,000	—	—
Hopper, David Louis(149)	1,884	*	634	1,250	—
Horn, Sr. Michael F.	2,700	*	2,700	—	—
Horstmann, Frederick	25,000	*	25,000	—	—
Horstmann, Jennifer	25,000	*	25,000	—	—
Hotchkis and Wiley All Cap Value Fund(12)	216,900	*	216,900	—	—
Hotchkis and Wiley Small Cap Value Fund(12)	548,900	*	548,900	—	—
Howard W. Smith & Margaret W. Aldridge Combined Portfolio(9)	3,250	*	3,250	—	—
Howard, Brent Michael(86)	6,000	*	5,500	500	—
Hudspeth, Alice R.(29)	3,400	*	3,400	—	—
Huke, Zachary Lawrence(4)	2,000	*	2,000	—	—
Hunter Asset Management L.P.(87)	100,000	*	100,000	—	—
Institutional Benchmarks Master Fund Limited(64)	28,834	*	28,834	—	—

Intermountain Retail Food Industry Pension Plan(12)	7,800	*	7,800	—	—
Investment Office LLC (The)(60)	20,700	*	20,700	—	—
Investors of America Limited Partnership(88)	1,000,000	2.05%	1,000,000	—	—
Iowa Judicial Retirement System(17)	2,850	*	2,850	—	—
Irwin, Jody (Separate Property)(30)	1,400	*	1,400	—	—
JS Goldman Trust “A” DTD 3/20/69 Lorraine B. Goldman and Sally G. Wascher Co-Trustees(188)	900	*	900	—	—
J & S Black Family Limited Partnership(30)	3,100	*	3,100	—	—
J. C. Lewis, 1974 GC Investment(30)	3,900	*	3,900	—	—
J. Page Lansdale Revocable Living Trust dated 6/12/98 J. Page Landsale, Trustee(161)	500	*	500	—	—
J.O. Walker Limited Partnership(17)	700	*	700	—	—
Jack E. & Sandra McMaken Joint Personal Portfolio(9)	470	*	470	—	—
Jack E. Brady Personal Portfolio(9)	260	*	260	—	—
Jackson, George Andrew and Linda Kennedy, JTWROS(30)	4,000	*	4,000	—	—
Jacobs IV, John J.(89)	22,250	*	6,000	16,250	*
Jacqueline Slyman Personal Portfolio(9)	1,950	*	1,950	—	—
James C. Lee Roth IRA(162)	3,700	*	3,700	—	—
James C. Lee Traditional IRA(162)	3,000	*	3,000	—	—
James C. Gitzinger IRA Rollover(9)	2,820	*	2,820	—	—
James R. Murphy Trustee U/A of Trust for James R. Murphy Personal Portfolio(9)	1,870	*	1,870	—	—
James T. Lehner, M.D. IRA(9)	2,000	*	2,000	—	—
Jay H. Baker Children’s Trust FBO Stephanie(17)	500	*	500	—	—
Jay H. Baker Children’s Trust FBO Stephen(17)	500	*	500	—	—
JDD Holdings LP(17)	1,300	*	1,300	—	—
Jean M. Dixon IRA(163)	6,550	*	6,550	—	—
Jeannine E. Phlipot IRA(9)	1,270	*	1,270	—	—
Jeannine E. Phlipot Personal Portfolio(9)	980	*	980	—	—
Jeffrey M. Grieco Revocable Living Trust DTD 7/19/2001 Jeffrey M. Grieco, TTEE(9)	1,460	*	1,460	—	—
Jennifer A. Roer IRA(9)	390	*	390	—	—
Jennifer Roach IRA(9)	410	*	410	—	—
Jerome E. Muth IRA—Roth(9)	3,570	*	3,570	—	—
Jerome E. Muth Revocable Living Trust U/A DTD 10/31/96 Jerome E. Muth, TTEE(9)	850	*	850	—	—
Jewish Community Federation Employee’s Retirement Plan and Trust(17)	600	*	600	—	—
Jewish Community Federation of Cleveland(17)	5,350	*	5,350	—	—
JMG Capital Partners, LP(90)	149,800	*	149,800	—	—
JMG Tritan Offshore Fund, Ltd.(91)	150,000	*	150,000	—	—

Joan and Herb Kelleher Charitable Foundation (The)(17)	625	*	625	—	—
Joan Welsh Personal Portfolio(9)	1,420	*	1,420	—	—
John A. Hartford Foundation, Inc.(17)	14,300	*	14,300	—	—
John B. Maynard Jr. Irrevocable Trust U/A DTD 12/12/93 John B. Maynard Sr., TTEE(9)	430	*	430	—	—
John B. Maynard Personal Portfolio(9)	14,340	*	14,340	—	—
John Barron, Jr. Personal Portfolio(9)	500	*	500	—	—
John C. Ernst, Jr. Revocable Trust John C. Ernst, Jr. TTEE(9)	12,000	*	12,000	—	—
John E. Meyer Combined Portfolio(9)	48,000	*	48,000	—	—
John E. Palcher IRA Rollover(9)	740	*	740	—	—
John F. Carroll IRA—SEP(9)	180	*	180	—	—
John F. Herma 1987 Trust(17)	1,500	*	1,500	—	—
John J. Pohanka Family Foundation(180)	142,000	*	142,000	—	—
John Paul Keyser IRA(9)	3,550	*	3,550	—	—
John T. Dahm IRA(9)	3,400	*	3,400	—	—
John T. Dahm IRA Rollover(9)	1,150	*	1,150	—	—
Johnson, Mitchell	3,500	*	3,500	—	—
Jones, Matthew A.	3,333	*	3,333	—	—
Joseph R. Smith Family Trust DTD 8/10/95 Joseph R. Smith TTEE(9)	30,000	*	30,000	—	—
Joyce Ann Porter Revocable Living Trust DTD 12/1/00 Joyce Ann Porter, TTEE(9)	1,800	*	1,800	—	—
JP Morgan Ventures Corporation(4)(108)	247,500	*	247,500	—	—
Julber, Evan L.	10,000	*	10,000	—	—
Junkin, Kristin C.	850	*	850	—	—
Juventus, LLC(12)	33,900	*	33,900	—	—
Kahler, Philip James	1,000	*	1,000	—	—
Kantarian, Harry K.	47,500	*	47,500	—	—
Kantarian, Harry K. (IRA)(164)	7,500	*	7,500	—	—
Karsch Capital I, LP(92)	31,400	*	31,400	—	—
Karsch Capital II, LP(92)	280,390	*	280,390	—	—
Karsch Capital, Ltd.(60)	908,865	1.86%	908,865	—	—
Kayne Anderson Capital Income Partners Cap LP(4)(23)	115,000	*	115,000	—	—
Kayne Anderson Non-Traditional Investments, LP(4)(23)	70,000	*	70,000	—	—
Kayne Anderson REIT Fund, L.P.(4)(23)	100,000	*	100,000	—	—
Kennedy, Richard F. and Lyn W., JTWROS	10,000	*	10,000	—	—
Keeley, Patrick J.	3,333	*	3,333	—	—
Kennell, Judy J.(30)	1,800	*	1,800	—	—
Kenneth and Cynthia Naehu Trust Dated 2/5/04(4)	6,850	*	6,850	—	—
Kenneth E. & Doreen G. Klaus Joint Personal Portfolio(9)	460	*	460	—	—
Kensington Strategic Realty Fund(24)	197,100	*	197,100	—	—

Kevin Pohanka Minor’s Trust; Steven Parker Trustee(61)	28,000	*	28,000	—	—
Kimberly L. Horstmann UGMA(165)	25,000	*	25,000	—	—
King Investment Advisors, Inc.(30)	2,600	*	2,600	—	—
King Investment Advisors, Inc. Profit Sharing Plan(30)	550	*	550	—	—
Kingsfield, Raymond E.	2,000	*	2,000	—	—
Kipling Isle Ltd.(94)	10,000	*	10,000	—	—
Knollwood Partners, LP(16)	1,300	*	1,300	—	—
Kunesh, John C. & Sarah L. (JTWROS)(9)	390	*	390	—	—
Kung, Greg(30)	1,850	*	1,850	—	—
L.H. Rich Companies(95)	5,000	*	5,000	—	—
Lacy, Jeffry L.(30)	950	*	950	—	—
Lamond IV, Angus	3,500	*	3,500	—	—
Lander Investments, LLC(111)	15,000	*	15,000	—	—
Lange, Donald E.	1,000	*	1,000	—	—
Lansdale, James Page	500	*	500	—	—
Laura Pohanka Minor’s Trust, Steven Parker Trustee(61)	15,000	*	15,000	—	—
Lawrence K. & Eileen M. Jackson Combined Portfolio(9)	4,130	*	4,130	—	—
Lawrence S. Connor Personal Portfolio #2 (Shane)(9)	660	*	660	—	—
Legg Mason Opportunity Trust, a series of Legg Mason Investment Trust, Inc.(4)(96)	2,667,000	5.46%	2,667,000	—	—
Leiserowitz, Ronald S. and Nila R., JT TEN	1,500	*	1,500	—	—
Leo K. & Katherine H. Wingate Joint Personal Portfolio(9)	750	*	750	—	—
Leonard S. Kay IRA(181)	1,000	*	1,000	—	—
Levine, Harold M.	3,000	*	3,000	—	—
Leslie A. Waldheim Trust Dated 9/19/86; Leslie A. Waldheim, Trustee(30)	14,200	*	14,200	—	—
Linda M. Meister MD & Richard D. Smith MD Combined Portfolio(9)	3,930	*	3,930	—	—
Lindeman-Thomas, The Christine F. Revocable Living Trust DTD 8/22/91, Christine F. Lindeman-Thomas, Trustee Gregory J. Thomas, power of attorney(9)	2,900	*	2,900	—	—
Liongate Capital(97)	20,000	*	20,000	—	—
Locke, James and Susan Locke (TBE)	59,000	*	59,000	—	—
Locke, T. Ferguson (IRA)(166)	6,000	*	6,000	—	—
Lori A. Hausfeld IRA(9)	240	*	240	—	—
Lorraine and Urethane Employees Pension Plan(98)	30,000	*	30,000	—	—
Lorraine L. Earman IRA Rollover(9)	320	*	320	—	—
Louis J. Thomas Irrevocable Trust DTD 8/22/91, Gregory J. Thomas, Trustee(9)	380	*	380	—	—
Louis Scowcroft Peery Charitable Foundation(17)	1,500	*	1,500	—	—
Louis Scowcroft Peery Charitable Foundation(17)	1,950	*	1,950	—	—

Louise E. Liszewski (IRA)(153)	900	*	900	—	—
Love Savings Holding Company(99)	10,000	*	10,000	—	—
Lundberg, Dr. Walter B. and Delaney H. (JTWROS)(100)	7,000	*	7,000	—	—
Lyonshare Venture Capital(101)	22,000	*	22,000	—	—
Lyxor Asset Management(29)	350,536	*	350,536	—	—
M&M Arbitrage Fund II, LLC(64)	177,262	*	177,262	—	—
M&M Arbitrage LLC(64)	109,598	*	109,598	—	—
M&M Arbitrage Offshore Ltd.(64)	284,306	*	284,306	—	—
Magnolia Charitable Trust, David A. Todd and Emily L. Todd, Trustees(30)	2,300	*	2,300	—	—
Maltz Family Foundation(17)	500	*	500	—	—
Marcia M. O’Rourke Combined Portfolio(9)	4,080	*	4,080	—	—
Margaret Lewis Furse et al. TUW of J.C. Lewis, Margaret Lewis Furse and Janet Lewis Peden, Trustees(30)	1,450	*	1,450	—	—
Margaret Lewis Furse et. al TUW of Meta Hawkins Lewis, Margaret Lewis Furse and Janet Lewis Peden, Trustees(30)	1,175	*	1,175	—	—
Mariani, Roger	400	*	400	—	—
Mark Orlandini Personal Portfolio(9)	750	*	750	—	—
Mark, Michael C.	2,000	*	2,000	—	—
Martha S. Senkiw Revocable Living Trust DTD 11/02/98 Martha S. Senkiw, TTEE(9)	490	*	490	—	—
Martin, Celia V.(102)	47,250	*	33,500	13,750	*
Marvin E. Nevins Personal Portfolio(9)	1,210	*	1,210	—	—
Mary Kunesh Combined Portfolio(9)	4,200	*	4,200	—	—
Mary L.G. Theroux Charitable Remainder Unitrust 5/14/96(30)	3,500	*	3,500	—	—
Mary L.G. Theroux Revocable Living Trust, U/A DTD 9/30/68(30)	3,100	*	3,100	—	—
Mary Lou R. Baggott Personal Portfolio(9)	2,180	*	2,180	—	—
Mason Family Trust established 2/16/99(103)	9,000	*	9,000	—	—
Massena, Darrin(17)	1,600	*	1,600	—	—
Master, Diane R.	500	*	500	—	—
Matthew Powers Schantz Minor’s Trust(116)	37,500	*	37,500	—	—
Matz, Timothy B. and Jane F., JTWROS	1,000	*	1,000	—	—
Mavian, LLC(17)	675	*	675	—	—
McCarthy Investment Company, Inc.(192)	1,000	*	1,000	—	—
McClure, Melinda H.(34)	4,000	*	4,000	—	—
McCorkindale, Douglas H.	16,000	*	16,000	—	—
Melinda L. Eubel IRA(9)	1,070	*	1,070	—	—
Melissa J. Schantz Minor’s Trust(125)	31,500	*	31,500	—	—
Meyer, Lawrence G.	13,500	*	13,500	—	—

MFP Partners, L.P.(104)	91,300	*	91,300	—	—
Miami University Endowment(17)	2,700	*	2,700	—	—
Miami University Foundation(17)	2,750	*	2,750	—	—
Michael & Andrea Dakin Combined Portfolio(9)	1,220	*	1,220	—	—
Michael and Jodi Powers Revocable Trust Dated 3/21/01(167)	7,000	*	7,000	—	—
Michael G. Lunsford IRA(9)	850	*	850	—	—
Michael G. Lunsford Personal Portfolio(9)	510	*	510	—	—
Michael J. Mathile Revocable Living Trust DTD 10/03/96(9)	2,970	*	2,970	—	—
Michael J. McQuiston IRA Rollover(9)	1,320	*	1,320	—	—
Michael J. Suttman Personal Portfolio(9)	820	*	820	—	—
Michael K. Stout IRA(9)	2,610	*	2,610	—	—
Michael, Jonathan E.(105)	17,750	*	4,000	13,750	*
Michael Power Rollover IRA(168)	20,400	*	20,400	—	—
Michelle Tagliamonte IRA Rollover(9)	660	*	660	—	—
Middleton Jr., John C.(30)	1,700	*	1,700	—	—
Middleton, Dorothy R.(30)	600	*	600	—	—
Military Seperannuation and Benefits Board of Trustee No. 1(12)	50,000	*	50,000	—	—
Milo Noble Personal Portfolio(9)	8,700	*	8,700	—	—
Milton V. Peterson Revocable Trust(107)	28,400	*	28,400	—	—
MM&B Holdings, LLC(109)	10,000	*	10,000	—	—
Moazami, Bijan(4)(34)	3,500	*	3,500	—	—
Moeller, Christian	3,400	*	3,400	—	—
Moors and Mendon Master Fund LP(110)	50,000	*	50,000	—	—
Morningstar Holdings L.P. Hardy Morningstar, General Partner(9)	2,900	*	2,900	—	—
Morris, Donald	15,000	*	15,000	—	—
Morton J. Harris Self Retirement Plan & Trust, Morton J. Harris, TTEE(190)	400	*	400	—	—
Morton J. Harris Trustee U/A/D 01/08/93 Mort Trust(190)	2,000	*	2,000	—	—
Mutual Financial Services Fund(69)	509,700	1.04%	509,700	—	—
Mutual Shares Fund(69)	2,365,900	4.84%	2,365,900	—	—
Mutual Shares Securities Fund(69)	449,300	*	449,300	—	—
MSMM US Small Cap Equity Fund(39)	14,600	*	14,600	—	—
Nardini, Lisa and Joseph (JTWROS)	1,000	*	1,000	—	—
Nayann B. Pazyniak IRA Rollover(9)	250	*	250	—	—
Neese Family Equity Investments Ltd.—Socially Restricted(17)	950	*	950	—	—
Neese Family Equity Investments, Ltd.(17)	1,725	*	1,725	—	—
Neil Hazel IRA Rollover(9)	7,000	*	7,000	—	—

Neil W. & Jeanne K. Hazel Joint Personal Portfolio(9)	1,900	*	1,900	—	—
Neil W. Hazel Personal Trust(9)	1,600	*	1,600	—	—
Neurosurgical Specialists Employees Pension Trust, Neurosurgical Specialists PEN TR PRI USD(186)	2,300	*	2,300	—	—
Newman, Claire Fleming	14,000	*	14,000	—	—
Newman, Tammy	2,000	*	2,000	—	—
Nguyen, Dr. Donald H. & Buffington, Lynn A. (JTWROS)(9)	470	*	470	—	—
Nicholas Applegate Capital Management U.S. Small Cap Value Fund(39)	48,500	*	48,500	—	—
Nilsen, Ronald and Carolyn	1,000	*	1,000	—	—
Nomura International PLC(4)(9)	50,000	*	50,000	—	—
O’Bannon, Mary M.(112)	16,700	*	4,200	12,500	*
O’Brien, Richard J.	5,000	*	5,000	—	—
O’Connor, Francis and Cynthia O’Connor (JTWROS)	1,000	*	1,000	—	—
O’Malley Seidler Partners Small Cap Growth Fund L.P.(17)	2,425	*	2,425	—	—
Oakes, John A.	6,000	*	6,000	—	—
Olson Limited Partnership III(113)	13,300	*	13,300	—	—
Optimum Small Cap Value Fund(12)	11,800	*	11,800	—	—
Overman, Dean and Linda (JTWROS)	10,000	*	10,000	—	—
OZ Domestic Partners II, L.P.(68)	67,628	*	67,628	—	—
OZ Domestic Partners, L.P.(68)	464,110	*	464,110	—	—
OZ Master Fund, Ltd.(68)	49,820	*	49,820	—	—
OZ Overseas Fund II, Ltd.(68)	247,700	*	247,700	—	—
OZ Overseas Fund, Ltd.(68)	1,239,306	2.54%	1,239,306	—	—
Paas, John T. & Julia M. (JTWROS)(9)	1,160	*	1,160	—	—
Pacific Century Trust #2(39)	95,700	*	95,700	—	—
Pamela S. Carroll Combined Portfolio(9)	390	*	390	—	—
Parsons, Thomas Branch	1,000	*	1,000	—	—
Partlow, Robert E.(114)	54,200	*	26,700	27,500	*
Patricia Meyer Dorn Combined Portfolio(9)	4,230	*	4,230	—	—
Patrick A. Mickley & Amy Jo Mickley Joint Personal Portfolio(9)	1,080	*	1,080	—	—
Patrick J. Coleman IRA Rollover(9)	1,490	*	1,490	—	—
Patrick L. & Jackie L. McGohan Joint Personal Portfolio(9)	1,290	*	1,290	—	—
Paul & Joan Strausbaugh Personal Portfolio(9)	1,330	*	1,330	—	—
Paul J. Routh IRA(9)	430	*	430	—	—
Paul R. & Dina E. Crnkovich Joint Personal Portfolio(9)	1,100	*	1,100	—	—
Paul R. Crnkovich IRA Rollover(9)	890	*	890	—	—
Peck Investments, LLC, Terry S. And Alan L. Peck, Managers(9)	1,440	*	1,440	—	—

Pennant Offshore Partners Ltd.(115)	172,900	*	172,900	—	—
Pennant Onshore Partners L.P.(115)	31,440	*	31,440	—	—
Pennant Onshore Qualified, L.P.(115)	95,660	*	95,660	—	—
Pennsylvania Treasury Department Tuition Account Program(9)	58,520	*	58,520	—	—
Penny, Christopher Flynn	5,000	*	5,000	—	—
Peter & Noreen McInnes Combined Portfolio(9)	4,450	*	4,450	—	—
Peter D. Senkiw Revocable Living Trust DTD 11/02/98 Peter D. Senkiw, TTEE(9)	430	*	430	—	—
Peter R. Newman IRA Rollover(9)	1,860	*	1,860	—	—
PG&E Retirement Plan(39)	68,900	*	68,900	—	—
PG&E Bargained(39)	8,000	*	8,000	—	—
Philip D. Caraci & Donna Caraci, Trustees, Revocable Trust Dated 5/11/00(169)	4,000	*	4,000	—	—
Philip H. Wagner Combined Portfolio(9)	9,000	*	9,000	—	—
PIMCO NACM Flex Cap Fund(39)	3,800	*	3,800	—	—
Pinchanski, Ruben	15,000	*	15,000	—	—
Pinnacle Oil Company(57)	7,500	*	7,500	—	—
Pitsinger, Todd and Geraldine	1,500	*	1,500	—	—
Pohanka Oldsmobile GMC Truck, Inc.(116)	365,700	*	365,700	—	—
Pohanka Virginia Properties, LLC(116)	271,000	*	271,000	—	—
Pohanka, Geoffrey P.	133,000	*	133,000	—	—
Points West International Investment, Ltd.(29)	112,750	*	112,750	—	—
Precept Capital Master Fund, L.P.(117)	15,000	*	15,000	—	—
Prosdocimi, Dorian	40,000	*	40,000	—	—
Provident Premier Master Fund Ltd.(118)	180,000	*	180,000	—	—
Pruett Family Partnership, Ltd.(30)	450	*	450	—	—
QVT Fund LP(119)	283,104	*	283,104	—	—
R. Duke Buchan III IRA, Bear Sterns Sec Corp Cust(65)	1,000	*	1,000	—	—
R&D Investment Partnership Combined Portfolio(9)	24,300	*	24,300	—	—
RNR, LLC(93)	192,000	*	192,000	—	—
Rabke Family Trust; Shirley P. Rabke, Trustee(30)	2,200	*	2,200	—	—
Rabke, Shirley P.(30)	4,000	*	4,000	—	—
Rainey, Kevin J.(30)	5,150	*	5,150	—	—
Ralph Pastore and Debbie Pastore TTEEs FBO Ralph Pastore Pension Plan(170)	2,000	*	2,000	—	—
Randy H. & Pamela F. Yoakum Joint Personal Portfolio(9)	1,650	*	1,650	—	—
Rapp, Teresa Ann(120)	36,000	*	16,000	20,000	*
Rasplicka, Paul J. and Jody K., TIC	11,900	*	11,900	—	—
RAWA Ltd.(9)	3,530	*	3,530	—	—
Raytheon Company Moderate DB/DC Fund(12)	47,300	*	47,300	—	—
Raytheon Company Specialty DB/DC Fund(12)	77,300	*	77,300	—	—

Raytheon Master Pension Trust(81)	18,300	*	18,300	—	—
Raytheon Master Pension Trust(12)	286,600	*	286,600	—	—
Real Estate Investment Trust Portfolio (The), a series of Delaware Pooled Trust(4)(53)	419,900	*	479,800	—	—
Real Estate Investment Trust Portfolio II (The), a series of Delaware Pooled Trust(4)(53)	46,100	*	46,100	—	—
Real Estate Investment Trust Series, a series of Delaware VIP Funds(4)(53)	569,400	1.17%	569,400	—	—
Realty Enterprise Fund, LLC(4)(121)	20,000	*	20,000	—	—
Requadt, Charles O. and Julie K. Requadt (JTWROS)(30)	3,200	*	3,200	—	—
Retirement Income Plan for Selective Insurance Company of America(184)	25,000	*	25,000	—	—
Rhode Island Employees’ Retirement System(17)	86,125	*	86,125	—	—
Richard D. Smith Personal Portfolio(9)	470	*	470	—	—
Richard E. Holmes IRA Rollover(9)	1,230	*	1,230	—	—
Richard E. Holmes Revocable Living Trust DTD 08/25/94 Richard E. Holmes, TTEE(9)	10,600	*	10,600	—	—
Richard H. LeSourd, Jr. IRA—SEP(9)	1,930	*	1,930	—	—
Richard S. Bodman Revocable Trust dated 9/1/98(171)	15,000	*	15,000	—	—
Ridgeline Endoscopy Center LC Retirement Trust(17)	700	*	700	—	—
RIF Aggressive Equity Fund(39)	13,100	*	13,100	—	—
Riggs Qualified Partners(71)	25,000	*	25,000	—	—
Ripp, Henry (IRA)(172)	3,000	*	3,000	—	—
RNR I, LLC(72)	192,000	*	192,000	—	—
RNR II, LP(45)	373,000	*	373,000	—	—
Roach, Jennifer Personal Portfolio(9)	540	*	540	—	—
Robert A., Jr. & Diane W. Colaizzi Joint Personal Portfolio(29)	590	*	590	—	—
Robert Colaizzi IRA(9)	3,870	*	3,870	—	—
Robert H. Dunlap Irrevocable Trust #101 Dated 4/2/87(29)	1,600	*	1,600	—	—
Robert H. Meixner, Jr. Personal Portfolio(9)	4,300	*	4,300	—	—
Robert L. Kilian IRA Rollover(9)	550	*	550	—	—
Robert L. Kilian Trust U/A DTD 9/25/97 Robert L. Kilian TTEE(9)	1,320	*	1,320	—	—
Robert Lowry IRA(9)	410	*	410	—	—
Robert R. Ball IRA(9)	730	*	730	—	—
Robert R. Ball Revocable Inter Vivos Trust(9)	910	*	910	—	—
Robert W. Lowry Personal Portfolio(9)	1,460	*	1,460	—	—
Robert W. Withers SEP IRA(9)	640	*	640	—	—
Roger Lewis Benson IRA(173)	3,000	*	3,000	—	—
Ronald E. & Sharon S. Yoakum Joint Personal Portfolio(9)	3,690	*	3,690	—	—

Rones, Simone and Greg, JTWROS(34)	2,500	*	2,500	—	—
Roth, Judith S.	7,000	*	7,000	—	—
Rothstein, Allan	15,000	*	15,000	—	—
Rothstein, Cynthia	5,000	*	5,000	—	—
Rothstein, Steven	7,000	*	7,000	—	—
Rupli, Tim	550	*	550	—	—
Ryan, John M.(30)	800	*	800	—	—
SAB Capital Partners, LP(122)	66,216	*	66,216	—	—
SAB Overseas Fund, Ltd.(123)	84,284	*	84,284	—	—
Sachs, Michael M.	1,000	*	1,000	—	—
Sakka, Mohamed	10,000	*	10,000	—	—
Samuel W. Lumby Personal Portfolio(9)	1,580	*	1,580	—	—
Satellite FS Hedged Equity Master Fund, LLC(148)	150,000	*	150,000	—	—
SCCM Financial, Inc.(124)	3,000	*	3,000	—	—
Schoenholz, David A.(82)	14,000	*	4,000	10,000	*
Schultz, David E.	3,000	*	3,000	—	—
Schwimmer Investment Partnership(187)	650	*	650	—	—
Scott, Thomas W. and Emily Woods (JTTBE)	55,000	*	55,000	—	—
Scott Weiser Trustee of the Morris Trust U/A/D 12/31/1992(189)	850	*	850	—	—
Scudder Dreman Small Cap Value Fund(126)	593,300	*	593,300	—	—
Scudder Flag Investors Value Builder Fund(127)	100,000	*	100,000	—	—
Seamark Fund, LP(128)	20,000	*	20,000	—	—
Sean R. Convery Personal Portfolio(9)	460	*	460	—	—
Selective Insurance Company of America(184)	158,300	*	158,300	—	—
Semele Foundas IRA(9)	250	*	250	—	—
Semele Foundas Revocable Living Trust U/A DTD 9/15/97 Semele Foundas & David M. Morad Jr. TTEE(9)	3,250	*	3,250	—	—
Seneca Capital International Ltd.(129)	466,400	*	466,400	—	—
Seneca Capital L.P.(129)	121,900	*	121,900	—	—
Seneca Capital L.P. II(129)	2,000	*	2,000	—	—
Serena Ltd.(60)	20,610	*	20,610	—	—
Shannon, Thomas F.	5,000	*	5,000	—	—
Sharon A. Lowry IRA Robert W. Lowry, POA(9)	660	*	660	—	—
Silver Capital Fund, LLC(130)	23,575	*	23,575	—	—
Silver Group Fund, LP(12)	9,600	*	9,600	—	—
Singh, Rajendra & Neera	91,000	*	91,000	—	—
Slayton, Phyllis H.	1,500	*	1,500	—	—
Slayton, Robert	1,500	*	1,500	—	—
Slone, Rita	1,000	*	1,000	—	—
Slovan, Bruce	5,000	*	5,000	—	—

Sonnenfeld, Michael J.(131)	1,034,200	2.12%	809,200	200,000	*
Spolane, David and Marlene, JT TEN(30)	1,900	*	1,900	—	—
Springer, Jeffrey R. and Suzanne C.(133)	20,750	*	7,000	13,750	*
Springfield Retirement Board(12)	18,100	*	18,100	—	—
Stanley & Cynthia Rainey Combined Portfolio(9)	2,230	*	2,230	—	—
Steel, Patrick M.	1,000	*	1,000	—	—
Steele, James P., IRA(174)	3,000	*	3,000	—	—
Stephen & Cynthia Hopf Joint Personal Portfolio(9)	860	*	860	—	—
Stephens Group, Inc.(4)(12)	16,800	*	16,800	—	—
Stephens, Pamela D.(4)(12)	41,700	*	41,700	—	—
Stephens, Warren A.(4)(12)	12,300	*	12,300	—	—
Stephens, Wilton R. Jr.(4)(12)	41,300	*	41,300	—	—
Stephenson, James Truman and Diana H. Kaufman (JTWROS)	1,400	*	1,400	—	—
Sterling Grace Capital Management, LP(134)	13,000	*	13,000	—	—
Sterling Grace International, LLC(134)	13,000	*	13,000	—	—
Sterling Management Trust(135)	60,000	*	60,000	—	—
Steven & Victoria Conover Joint Personal Portfolio(9)	790	*	790	—	—
Steven A. Miller Revocable Living Trust U/A June 5, 1998 Steven A. Miller, C.E. Liesner TTEES(9)	2,800	*	2,800	—	—
Steven E. & Mary J. Ross Joint Personal Portfolio(9)	15,190	*	15,190	—	—
Steven K. Suttman IRA Rollover(9)	600	*	600	—	—
Steven W. Earman IRA Rollover(9)	440	*	440	—	—
Strategic Fund L.P.(6)	6,000	*	6,000	—	—
Sunova Offshore Ltd.(136)	550,300	1.13%	550,300	—	—
Sunova Partners, L.P.(136)	272,000	*	272,000	—	—
Susan Fogarty Bennett Trust(175)	5,000	*	5,000	—	—
Susan J. Gagnon Revocable Living Trust U/A 8/30/95 Susan J. Gagnon TTEE(9)	2,830	*	2,830	—	—
Susan J. Pohanka Declaration of Trust(182)	41,000	*	41,000	—	—
Susan P. Schantz Family Foundation(180)	37,300	*	37,300	—	—
SVS Asset Management, LLC(17)	1,425	*	1,425	—	—
SVS Asset Management, LLC(17)	1,375	*	1,375	—	—
SVS Dreman Small Cap Value Portfolio(126)	388,700	*	388,700	—	—
SVS II Scudder Dreman Small Cap Value Portfolio(17)(137)	149,100	*	149,100	—	—
Syburg, John F.	1,000	*	1,000	—	—
Talkot Crossover Fund, L.P.(46)	40,000	*	40,000	—	—
Tamar Ben-Dov Trust(25)	20,000	*	20,000	—	—
Tanya P. Hrinyo Pavlina Revocable Trust DTD 11/21/95 Tanya P. Hrinyo Pavlina TTEE(9)	2,030	*	2,030	—	—
Taube Family Foundation(17)	625	*	625	—	—

Taube Family Trust(17)	650	*	650	—	—
Taube Family Trust(17)	625	*	625	—	—
TCF Partners Limited Partnership(137)	20,000	*	20,000	—	—
Templer Investments(17)	8,350	*	8,350	—	—
Thiel, John D. and Patricia S. (JTWROS)	1,500	*	1,500	—	—
Third Point Offshore Fund Ltd.(29)	838,102	1.72%	838,102	—	—
Third Point Partners L.P.(29)	514,519	1.05%	514,519	—	—
Thomas A. & Nancy A. Miller Joint Personal Portfolio(9)	1,690	*	1,690	—	—
Thomas A. Miller IRA Rollover(9)	980	*	980	—	—
Thomas J. & Susan J. Maio Joint Personal Portfolio(9)	1,090	*	1,090	—	—
Thomas L. Hausfeld IRA(9)	500	*	500	—	—
Tierney Corporation (The)(185)	5,000	*	5,000	—	—
Timothy & Susanne Brabender Joint Personal Portfolio(9)	3,110	*	3,110	—	—
Timothy A. Pazyniak IRA Rollover(9)	3,880	*	3,880	—	—
Tinicum Partners, L.P.(63)	14,500	*	14,500	—	—
TNM Investments LTD Partnership(9)	350	*	350	—	—
Toby G. Weber Combined Portfolio(9)	4,520	*	4,520	—	—
Todd M. Morgan Trustee OT; Todd M. Morgan Separate Trust(4)	48,000	*	48,000	—	—
Todd, David A., Separate Property(30)	2,900	*	2,900	—	—
Tonkel, James Rock, Sr.	7,000	*	7,000	—	—
Tonkel, Jeffrey Bennett	3,000	*	3,000	—	—
Tonya S. Harmon Revocable Living Trust(9)	1,720	*	1,720	—	—
Topanga XI, Inc.(68)	63,552	*	63,552	—	—
Tower Capital, LLC(139)	95,000	*	95,000	—	—
Trimble, Carl K.	1,000	*	1,000	—	—
Trumpower, Gloria J.	1,000	*	1,000	—	—
Turman, Alford	450	*	450	—	—
Uchino, Gary and Joyce(140)	56,500	*	29,000	27,500	*
Uchino, Gary (IRA)(140)	20,000	*	20,000	—	—
United Capital Management, Inc.(141)	20,000	*	20,000	—	—
University of Rochester(17)	16,475	*	16,475	—	—
University of South Florida Foundation, Inc.(17)	5,500	*	5,500	—	—
University of Wisconsin Foundation(12)	1,100	*	1,100	—	—
Upnorth Investments, Ltd. Trust(9)	5,000	*	5,000	—	—
Van Der Meer, Peter	3,500	*	3,500	—	—
Vaquillas Investment, Ltd.(17)	2,100	*	2,100	—	—
Vartan, Steven C.	500	*	500	—	—
VentureSim, Inc.(142)	6,600	*	6,600	—	—
Vestal Venture Capital(106)	34,000	*	34,000	—	—
VG’s Children’s Trust Dated 12/17/97(143)	2,500	*	2,500	—	—

Vinyard, Joanne N. (IRA)(176)	1,000	*	1,000	—	—
Vivian D. Bichsel Personal Portfolio(9)	1,190	*	1,190	—	—
Wagner, Philip H.(9)	9,000	*	9,000	—	—
Wake Forest University Small Cap(39)	10,000	*	10,000	—	—
Wasatch Core Growth Fund(17)	883,025	1.81%	883,025	—	—
Wasatch Micro Cap Fund(17)	174,075	*	174,075	—	—
Wasatch Micro Cap Value Fund(17)	48,425	*	48,425	—	—
Wasatch Small Cap Value Fund(17)	443,050	*	443,050	—	—
Washburn, Christopher	5,000	*	5,000	—	—
Washington State Plumbing & Pipefitting(39)	15,500	*	15,500	—	—
Weaver, John M.	8,400	*	8,400	—	—
Weaver, John M. IRA(177)	11,600	*	11,600	—	—
Weidinger, Frederick W.	26,000	*	26,000	—	—
Weiman, Mitchell N.	3,000	*	3,000	—	—
Weinglass, Leonard(6)	9,400	*	9,400	—	—
Weitzel, Daniel and Georgia	2,000	*	2,000	—	—
Whalen, John and Linda Rabbitt	2,100	*	2,100	—	—
White, Craig and Deborah (JTWROS)	67,000	*	67,000	—	—
White, Dean and Barbara	600,000	1.23%	600,000	—	—
Wilbur L. & Evilina A. Brown JTWROS—All Cap Value(9)	800	*	800	—	—
Wilbur L. & Evilina A. Brown JTWROS—Small Cap Value(9)	440	*	440	—	—
William A. Hazel Revocable Trust(178)	13,300	*	13,300	—	—
William R. Nicoll IRA(179)	5,000	*	5,000	—	—
William and Jonell Gharst Combined Portfolio(9)	3,240	*	3,240	—	—
William R. and Priscilla B. Nicoll Trust(144)	5,000	*	5,000	—	—
William R. McCarty IRA Rollover(9)	1,820	*	1,820	—	—
William S. Kellogg Children’s Trust FBO Jeffrey(17)	1,100	*	1,100	—	—
William S. Kellogg Children’s Trust FBO Kurt(17)	1,100	*	1,100	—	—
William S. Kellogg Irrevocable Trust(17)	1,500	*	1,500	—	—
Wilson, Ann B.(30)	1,600	*	1,600	—	—
Wire Family Trust; Abraham A. Witteles and Karen G. Witteles, Trustees(145)	5,000	*	5,000	—	—
Wisconsin Alumni Research(39)	17,700	*	17,700	—	—
Wray & Todd Interests Ltd.(30)	14,700	*	14,700	—	—
Y & H Soda Foundation(17)	7,125	*	7,125	—	—
Yale University Separate Acct.(104)	33,700	*	33,700	—	—
Yaupon Fund Ltd.(146)	5,400	*	5,400	—	—
Yaupon Partners LP(146)	42,259	*	42,259	—	—
Yaupon Partners LP II(146)	2,341	*	2,341	—	—

Yvonne A. Grieco Revocable Living Trust DTD 7/19/01 Yvonne A. Grieco, TTEE(9)	1,240	*	1,240	—	—
Zachary, Norman and Ruth S. (JTWROS)	1,000	*	1,000	—	—
Zebrowitz, Stanley and Edith P. (JTWROS)	1,000	*	1,000	—	—
All other holders of common stock being registered under this registration statement(195)	8,093		8,093
Total:	43,935,110		43,328,933

*	Less than one percent (1%).

(1)

This registration statement shall also cover any additional shares of common stock that become issuable in connection with the shares registered for sale in this prospectus because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)

Because the selling stockholders are not obligated to sell all or any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number of shares (or actual percentage of the class) of our common stock that will be held by any selling stockholder upon completion of this resale offering.

(3)

Calculated based on Rule 13d-3(d)(i) of the Exchange Act using 48,835,876 shares of common stock outstanding as of January 31, 2005. In calculating this amount for each holder, we treated as outstanding the number of shares of common stock issuable upon conversion of any options to purchase common stock held by the selling stockholder; however, we did not assume exercise of any other holder’s options.

(4)

The selling stockholder identified itself to us as an affiliate of a broker-dealer and represented to us that (a) the shares of common stock shown above as being offered by the selling stockholder were purchased by the selling stockholder in the ordinary course of business, and (b) at the time of such purchase, the selling stockholder had no arrangements or understandings, directly or indirectly, with any person to distribute the shares of common stock.

(5)

Joseph Bonnem and Christopher Vulliez are the managing members of Cadmus Capital Management LLC, investment advisor to the fund. Mr. Bonnem and Mr. Vulliez have voting and investment power over the shares that this selling stockholder beneficially owns.

(6)	William D. Zantzinger, Jr., Partner, of Gardner Lewis Asset Management, LP, has voting and investment power over the shares that this selling stockholder beneficially owns.
(7)	Thomas S. Morgan has voting and investment power over the shares that this selling stockholder beneficially owns.
(8)	Bennett Alterman and A.H. Investments share voting and investment power over the shares that this selling stockholder beneficially owns.
(9)	Eubel Brady & Suttman Asset Management, Inc. has voting and investment power over the shares that this selling stockholder beneficially owns.
(10)	Richard DiChillo has voting and investment power over the shares that this selling stockholder beneficially owns.
(11)	Paul Rasplicka and AIM Advisors, Inc. have voting and investment power over the shares that this selling stockholder beneficially owns.
(12)	Joe Huber, Director of Research of Hotchkis and Wiley Capital Management, LLC, has voting and investment power over the shares that this selling stockholder beneficially owns.
(13)	Albert E. Shultz and Ruth P. Shultz, trustees, share voting and investment power over the shares that this selling stockholder beneficially owns.
(14)	Ken S. Perry has voting and investment power over the shares that this selling stockholder beneficially owns.
(15)	Raymond Garea has voting and investment power over the shares that this selling stockholder beneficially owns.
(16)	Joseph L. Garrett has voting and investment power over the shares that this selling stockholder beneficially owns.
(17)	Jim Larkins of Wasatch Advisors, Inc. has voting and investment power over the shares that this selling stockholder beneficially owns.

(18)

R. Kevin Clinton, chief executive officer of the selling stockholder, and Frank H. Freund, chief financial officer of the selling stockholder, share voting and investment power over the shares that this selling stockholder beneficially owns.

(19)	A. Alex Porter, Paul E. Orlin, Jon Friedland, Geoff Hulme and CF Advisors LLC share voting and investment power over the shares that this selling stockholder beneficially owns.
(20)	A. Alex Porter, Paul E. Orlin, Jon Friedland, Geoff Hulme and Amici Capital LLC share voting and investment power over the shares that this selling stockholder beneficially owns.
(21)	Ann Wolashin has voting and investment power over the shares this selling stockholder beneficially owns.
(22)	Jay Spellman has voting and investment power over the shares that this selling stockholder beneficially owns.
(23)	Richard A. Kayne and Kayne Anderson Capital Advisors, LP, have voting or investment power over the shares that this selling stockholder beneficially owns.
(24)	Joel Beam and Paul Gray share voting and investment power over the shares that this selling stockholder beneficially owns.
(25)	Zohar Ben-Dov has voting and investment power over the shares that this selling stockholder beneficially owns.
(26)

Mr. Auen is a former senior vice president. Includes 3,972 shares of restricted stock and 7,500 shares underlying options that vested on December 31, 2004, none of which are being registered under the registration statement of which this prospectus forms a part or sold in the offering hereunder.

(27)	Richard A. Horstmann, custodian, has voting and investment power over the shares that this selling stockholder beneficially owns.
(28)	Mark Metsenbach has voting and investment power over the shares that this selling stockholder beneficially owns.
(29)	Daniel S. Loeb and Third Point Management Co., LLC have voting or investment power over the shares that this selling stockholder beneficially owns.
(30)

Satellite Asset Management, L.P. and Lief Rosenblatt, Mark Sonnino, Gabriel Nechamkin, Christopher Juzzo, Brian Krictcher, Stephen Shapiro and David Ford share voting and investment power over the shares that this selling stockholder beneficially owns. Lief Rosenblatt, Mark Sonnino, Gabriel Nechamkin, Christopher Juzzo, Brian Krictcher, Stephen Shapiro and David Ford share voting and investment power over the shares that this selling stockholder beneficially owns by virtue of control over Satellite Asset Management, L.P. These individuals disclaim beneficial ownership.

(31)	Greg Kinczewski of Marco Consulting has voting and investment power over the shares that this selling stockholder beneficially owns.
(32)	Rajesh Shamlal Idnani and Blueprint Capital Management LLC share voting and investment power over the shares that this selling stockholder beneficially owns.
(33)	Orin S. Kramer has voting and investment power over the shares that this selling stockholder beneficially owns.
(34)	This selling stockholder is an employee of Friedman, Billings, Ramsey & Co., Inc. but is not an affiliate of Friedman, Billings, Ramsey & Co., Inc.
(35)

Mr. Buczynski is one of our executive vice presidents. Includes 35,455 shares of restricted stock and 10,000 shares underlying options that vested on December 31, 2004, none of which are being registered under the registration statement of which this prospectus forms a part or sold in the offering hereunder.

(36)	Mr. Busick is one of our production managers.
(37)

Mr. Camarena is one of our senior vice presidents. Includes 25,000 shares of restricted stock and 7,500 shares underlying options that vested on December 31, 2004, none of which are being registered under the registration statement of which this prospectus forms a part or sold in the offering hereunder.

(38)

Mr. Camp is one of our senior vice presidents. Includes 20,000 shares of restricted stock and 7,500 shares underlying options that vested on December 31, 2004, none of which are being registered under the registration statement of which this prospectus forms a part or sold in the offering hereunder.

(39)

This selling securityholder has delegated full authority to Nicholas-Applegate Capital Management as investment advisor over these securities, including full voting and dispositive power. The chief investment officer of Nicholas-Applegate is Horacio Valeiras who, in such capacity, has oversight authority over all portfolio managers at Nicholas-Applegate.

(40)	Craig White, trustee, has voting and investment power over the shares that this selling stockholder beneficially owns.
(41)	Mr. Ciceric is one of our senior account executives.
(42)	A. James Clark, Lawrence C. Nussdorf, and Robert J. Flanagan share voting and investment power over the shares that this selling stockholder beneficially owns.
(43)	Joel Beam and Paul Gray share voting and investment power over the shares that this selling stockholder beneficially owns.
(44)	This selling stockholder is an executive officer of Friedman, Billings, Ramsey & Co., Inc.

(45)	W. Russell Ramsey, Managing Member, of Ramsey Asset Management GP, LLC, has voting and investment control over the shares that this selling stockholder beneficially owns.
(46)	Thomas B. Akin, Managing General Partner of Talkot Capital, LLC, has voting and investment power over the shares that this selling stockholder beneficially owns.
(47)	Charles Raymond Langston, III has voting and investment power over the shares that this selling stockholder beneficially owns.
(48)	Robert H. Alpert has voting and investment power over the shares that this selling stockholder beneficially owns.
(49)	Darell Krasnoff has voting and investment power over the shares that this selling stockholder beneficially owns.
(50)	David E. Sorensen has voting and investment power over the shares that this selling stockholder beneficially owns.
(51)

Mr. Engelman is a member of our board of directors. Includes 10,000 shares of restricted stock held by Mr. Engelman and 3,750 shares underlying options that vested on December 31, 2004, none of which are being registered under the registration statement of which this prospectus forms a part or sold in the offering hereunder.

(52)	Dan Azzi has voting and investment power over the shares that this selling stockholder beneficially owns.
(53)

Delaware Management Business Trust, investment advisor, has voting and investment power over the shares that this selling stockholder beneficially owns. Delaware Management Business Trust is a subsidiary of Lincoln National Corporation. The Board of Directors of Lincoln National Corporation includes the following natural persons who may be deemed to have voting and investment power over the shares: William J. Avery, J. Patrick Barrett, Thomas D. Bell, Jon A. Boscia, Jenne K. Britell, Ph.D., John G. Drosdick, Eric G. Johnson, M. Leanne Lachman, Michael F. Mee, Ron J. Ponder, Ph.D., Jill S. Ruckelshaus and Glenn F. Tilton.

(54)

QVT Financial LP has voting and investment control over the Registrable Securities held by Deutsche Bank AG London. QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP. The managing members of QVT Financial GP LLC are Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm. Each of QVT Financial LP, QVT Financial GP LLC, Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm disclaims beneficial ownership of the Registrable Securities held by Deutsche Bank AG London.

(55)

Alec Rutherford, Managing Member of Drake Asset Management LLC, has voting and investment power over the shares that this selling stockholder beneficially owns. Alexander W. Rutherford is the portfolio manager for Drake Asset Management LLC.

(56)

Mr. Eckert is the chairman of our board of directors. Includes 20,000 shares of restricted stock held by Mr. Eckert and 7,500 shares underlying options that vested on December 31, 2004, none of which are being registered under the registration statement of which this prospectus forms a part or sold in the offering hereunder.

(57)	Guy O. Dove, III has voting and investment power over the shares that this selling stockholder beneficially owns.
(58)

Douglas K. Bratton, sole shareholder of DKB Management, Inc., the general partner of BF Investments, L.P., has voting and investment power over the shares that this selling stockholder beneficially owns.

(59)	E. Ann Marie Johnson, trustee, and Jay D. Johnson, trustee, share voting and investment power over the shares that this selling stockholder beneficially owns.
(60)

Karsch Capital Management, LP has voting and investment power over the shares that this selling stockholder beneficially owns. The general partner of Karsch Capital Management, LP is Karsch Management GP, LLC. The sole member of Karsch Management GP, LLC is Michael Karsch.

(61)	Steven Parker, trustee, has voting and investment power over the shares that this selling stockholder beneficially owns.
(62)	David J. Williams has voting and investment power over the shares that this selling stockholder beneficially owns.
(63)	Monica R. Landry, Managing Member of Farallon Partners, L.L.C., has voting and investment power over the shares that this selling stockholder beneficially owns.
(64)	John F. Mangan, Jr., Managing Member of Mangan & McColl Partners LLC, has voting and investment power over the shares that this selling stockholder beneficially owns.
(65)	R. Duke Buchan III has voting and investment power over the shares that this selling stockholder beneficially owns.
(66)	Ardon E. Moore has voting and investment power over the shares that this selling stockholder beneficially owns.
(67)	William R. Feiler and Cecelia F. Feiler share voting and investment power over the shares that this selling stockholder beneficially owns.
(68)

Daniel S. Och, senior managing member of OZ Management, LLC, which is the investment manager of the selling stockholder, may be deemed to have voting or investment power over the shares that this selling stockholder beneficially owns.

(69)

Franklin Mutual Advisers, LLC, the adviser to the undersigned has sole investment and voting power over the shares that this selling stockholder beneficially owns. Franklin Mutual Advisers, LLC disclaims any beneficial ownership in the shares. Franklin Mutual Advisors, LLC is an indirect wholly owned subsidiary of Franklin Resources, Inc. The Board of Directors of Franklin Resources, Inc. includes the following natural persons who may be deemed to have voting and investment power over the shares: Harmon E. Burns, Charles Crocker, Robert D. Joffe, Charles B. Johnson, Rubert H. Johnson, Jr., Thomas H. Kean, James A. McCarthy, Chutta Ratnathicam, Peter M. Sacerdote, Anne M. Tatlock and Louis E. Woodworth.

(70)	Richard T. Freilich and Tara A. Freilich share voting and investment power over the shares that this selling stockholder beneficially owns.
(71)	Philip J. Timyan has voting and investment power over the shares that this selling stockholder beneficially owns.
(72)	W. Russell Ramsey has voting and investment power over the shares that this selling stockholder beneficially owns.
(73)

Michael A. Elrad, Senior Managing Partner of GEM Value Partners L.L.C., the general partner of the selling stockholder, has voting and investment power over the shares that this selling stockholder beneficially owns.

(74)

Mr. George is one of our senior vice presidents. Includes 12,500 shares of restricted stock and 3,750 shares underlying options that vested on December 31, 2004, none of which are being registered under the registration statement of which this prospectus forms a part or sold in the offering hereunder.

(75)	David Einhorn has voting and investment power over the shares that this selling stockholder beneficially owns.
(76)	Clark D. Gridley has voting and investment power over the shares that this selling stockholder beneficially owns.
(77)	Chaim Gross, president of the selling stockholder, has voting and investment power over the shares that this selling stockholder beneficially owns.
(78)

Mr. Hagan is one of our executive vice presidents. Includes 40,000 shares of restricted stock held by Mr. Hagan and 10,000 shares underlying options that vested on December 31, 2004, none of which are being registered under the registration statement of which this prospectus forms a part or sold in the offering hereunder.

(79)	Reed E. Halladay and Christine A.S. Halladay, co-trustees, share voting and investment power over the shares that this selling stockholder beneficially owns.
(80)	R. Dixon H. Harvey Jr., has voting and investment power over the shares that this selling stockholder beneficially owns.
(81)	William Nasgovitz and Heartland Advisors, Inc. have voting and investment power over the shares that this selling stockholder beneficially owns.
(82)	Mr. Schoenholz is a member of our board of directors. Includes 10,000 shares of restricted stock that are not being registered on this registration statement.
(83)	Michael E. Barna has voting and investment power over the shares that this selling stockholder beneficially owns.
(84)	Edwin J. Eckert and Susan R. Eckert are the brother and sister-in-law of our chairman, Thomas D. Eckert.
(85)	Philip J. Facchina has voting and investment power over the shares that this selling stockholder beneficially owns.
(86)

Mr. Howard is one of our regional vice presidents. Includes 500 shares underlying options that vested on December 31, 2004 not being registered under the registration statement of which this prospectus forms a part or sold in the offering hereunder.

(87)	Duke Buchan III and Hunter Advisors LLC, general partner of the selling stockholder, have voting and investment power over the shares that this selling stockholder beneficially owns.
(88)	James Dierberg has voting and investment power over the shares that this selling stockholder beneficially owns.
(89)

Includes 12,500 shares of restricted stock and 3,750 shares underlying options that vested on December 31, 2004, none of which are being registered under the registration statement of which this prospectus forms a part or sold in the offering hereunder.

(90)

JMG Capital Partners, L.P.’s general partner is JMG Capital Management, LLC, which is a registered investment adviser. JMG Captial Management, LLC has voting and dispositive power over JMG Capital Partners’ investments. The equity interests of JMG Capital Management LLC are owned by JMG Capital Management, Inc. and Asset Alliance Holding Corp. Jonathan M. Glaser is the Executive Officer and Director of JMG Captial Management, Inc. and has sole investment discretion over JMG Capital Partners, L.P’s portfolio holdings.

(91)

JMG Triton Offshore Fund, Ltd.’s (the “Fund”) investment manager is Pacific Assets Management LLC, a Delaware limited liability company (the “Manager”). The Manager is a registered investment advisor with voting and dispositive power over the Fund’s investments. The equity interests of the Manger are owned by Pacific Capital Management, Inc. (“Pacific”) and Asset Alliance Holding Corp. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David, and Messrs. Glaser and Ricter have sole investment discretion over the Fund’s portfolio holdings.

(92)	Michael Karsch, Managing Member of Karsch Associates, LLC, has voting and investment power over the shares that this selling stockholder beneficially owns.
(93)	W. Russell Ramsey has voting and investment power over the shares that this selling stockholder beneficially owns.
(94)	Paul J. Hill has voting and investment power over the shares that this selling stockholder beneficially owns.
(95)	Steven Spector has voting and investment power over the shares that this selling stockholder beneficially owns.
(96)

LMM LLC has voting and investment power over the shares that this selling stockholder beneficially owns. LMM LLC, a registered investment advisor, is manager for the Legg Mason Opportunity Trust, a registered investment company. William H. Miller III is the managing member of LMM LLC.

(97)	Kenneth Rickel has voting and investment power over the shares that this selling stockholder beneficially owns.
(98)	Richard Slone has voting and investment power over the shares that this selling stockholder beneficially owns.
(99)	Andrew Sproule Love has voting and investment power over the shares that this selling stockholder beneficially owns.
(100)	Dr. Walter B. and Delaney H. Lundberg share voting and investment power over the shares that this selling stockholder beneficially owns.
(101)	Allan R. Lyons, managing partner of the selling stockholder, has voting and investment power over the shares that this selling stockholder beneficially owns.
(102)

Ms. Martin is a member of our board of directors. Includes 10,000 shares of restricted stock and 3,750 shares underlying options that vested on December 31, 2004, none of which are being registered on this registration statement.

(103)	Mark K. Mason and Tracy K. Mason, trustees, share voting and investment power over the shares that this selling stockholder beneficially owns.
(104)	Michael Price, Managing Partner of MFP Investors, LLC, has voting and investment power over the shares that this selling stockholder beneficially owns.
(105)

Mr. Michael is a member of our board of directors. Includes 10,000 shares of restricted stock and 3,750 shares underlying options that vested on December 31, 2004, none of which are being registered on this registration statement.

(106)	Israel A. Englander, Straight Drive, LLC, Millennium Partners, LP, and Millenium Management LLC share voting and investment power over the shares that this selling stockholder beneficially owns.
(107)	Milton V. Peterson, trustee, has voting and investment power over the shares that this selling stockholder beneficially owns.
(108)	Chris Mackrinson and JP Morgan Ventures Corporation have voting and investment power over the shares that this selling stockholder beneficially owns.
(109)

Marshall Ezralow, as trustee of the Ezralow Family Trust, Marc Ezralow, as trustee of the Marc Ezralow 1997 Trust, and Bryan Ezralow, as trustee of the Bryan Ezralow 1994 Trust, share voting and investment power over the shares that this selling stockholder beneficially owns.

(110)

Anton Schutz, director of Moors and Mendon Capital Company Ltd., general partner of the selling stockholder, has voting and investment power over the shares that this selling stockholder beneficially owns.

(111)	Jonathan Vinnick has voting and investment power over the shares that this selling stockholder beneficially owns.
(112)

Includes 10,000 shares of restricted stock and 2,500 shares underlying options that vested on December 31, 2004, none of which are being registered under the registration statement of which this prospectus forms a part or sold in the offering hereunder.

(113)	Gretchen M. Randolph and OLP III share voting and investment power over the shares that this selling stockholder beneficially owns.
(114)	Includes 20,000 shares of restricted stock and 7,500 shares underlying options that vested on December 31, 2004, none of which are being registered on this registration statement.
(115)	Alan Fournier, through Pennant Capital Management, LLC, has voting and investment power over the shares that this selling stockholder beneficially owns.
(116)	Geoffrey P. Pohanka, president, has voting and investment power over the shares that this selling stockholder beneficially owns.
(117)	D. Blair Baker has voting and investment power over the shares that this selling stockholder beneficially owns.
(118)	Irv Kessler and Provident Advisors LLC have voting or investment power over the shares that this selling stockholder beneficially owns.

(119)

Management of QVT Fund LP is vested in its general partner, QVT Associates GP LLC. QVT Associates GP LLC has appointed QVT Financial LP as the investment manager for QVT Fund LP. Accordingly, QVT Financial LP has voting and investment control over the Registrable Securities held by QVT Fund LP. QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP. The managing members of QVT Financial GP LLC are Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm. Each of QVT Financial LP, QVT Financial GP LLC, Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm disclaims beneficial ownership of the Registrable Securities held by QVT Fund LP.

(120)

Ms. Rapp is one of our senior vice presidents. Includes 15,000 shares of restricted stock and 5,000 shares underlying options that vested on December 31, 2004, none of which are being registered under the registration statement of which this prospectus forms a part or sold in the offering hereunder.

(121)

Christopher Weil, John Wells, James Kropp, as officers of CWC Asset Advisors, Inc., which is the managing member of the selling stockholder, share voting and investment power over the shares that this selling stockholder beneficially owns.

(122)

Scott A. Bommer, managing member of SAB Capital Advisors, LLC, which is the general partner of the selling stockholder, has voting and investment power over the shares that this selling stockholder beneficially owns.

(123)

Scott A. Bommer, managing member of SAB Capital Management LLC, general partner of SAB Overseas Capital Management, LP, which is the investment manager of the selling stockholder, has voting and investment power over the shares that this selling stockholder beneficially owns.

(124)	Robert Slayton has voting and investment power over the shares that this selling stockholder beneficially owns.
(125)	Steven Parker, trustee, has voting and investment power over the shares that this selling stockholder beneficially owns.
(126)	Nelson Woodard, Managing Director of Dreman Value Management, LLC, has voting and investment power over the shares that this selling stockholder beneficially owns.
(127)	Hobart C. Buppert, II, Alex, Brown Investment Management and Scudder Flag Investors Value builderfund have voting or investment power over the shares that this selling stockholder beneficially owns.
(128)	John D. Fraser, David T. Harrington and Seamark Capital, LP share voting and investment power over the shares that this selling stockholder beneficially owns.
(129)	Dough Hirsch has voting and investment power over the shares that this selling stockholder beneficially owns.
(130)	Bruce Silver has voting and investment power over the shares that this selling stockholder beneficially owns.
(131)

Mr. Sonnenfeld is our president and chief executive officer and a member of our board of directors. Includes 100,000 shares of restricted stock, fully-vested options to purchase 85,600 shares of common stock, 14,400 shares of common stock purchased through vested options, and 25,000 shares underlying options that vested on December 31, 2004, none of which is being registered on this registration statement.

(132)	Darren Ross, Portfolio Manager, and Aaron Wolfson, general partner of Abaham Wolfson, L.P., share voting and investment power over the shares that this selling stockholder beneficially owns.
(133)

Mr. Springer is a member of our board of directors. Includes 10,000 shares of restricted stock and 3,750 shares underlying options that vested on December 31, 2004, none of which are being registered on this registration statement.

(134)	Peter Metz has voting and investment power over the shares that this selling stockholder beneficially owns.
(135)	Peter Sterling has voting and investment power over the shares that this selling stockholder beneficially owns.
(136)	Matthew Byrnes and Felice Gelman share voting and investment power over the shares that this selling stockholder beneficially owns.
(137)	Edward L. Cohen has voting and investment power over the shares that this selling stockholder beneficially owns.
(138)	Mirella Jana Affron, Executrix of the estate, has voting and investment power over the shares that this selling stockholder beneficially owns.
(139)	Albert Abramson, Gary M. Abramson, Ronald D. Abramson and Jeffrey S. Abramson share voting and investment power over the shares that this selling stockholder beneficially owns.
(140)

Mr. Uchino is our chief credit officer and one of our senior vice presidents. Includes 20,000 shares of restricted stock held by Mr. Uchino and 7,500 shares underlying options that vested on December 31, 2004, none of which are being registered under the registration statement of which this prospectus forms a part or sold in the offering hereunder.

(141)	James A. Lustig has voting and investment power over the shares that this selling stockholder beneficially owns.
(142)	Joseph H. Szymanski, Donald P. McDougall, James A. Syme and Daniel W. Huthwaite share voting and investment power over the shares that this selling stockholder beneficially owns.
(143)	Gary Berman has voting and investment power over the shares that this selling stockholder beneficially owns.

(144)	William R. Nicoll has voting and investment power over the shares that this selling stockholder beneficially owns.
(145)	Abraham A. Witteles and Karen G. Witteles, trustees, share voting and investment power over the shares that this selling stockholder beneficially owns.
(146)	Robert F. Leitzow Jr. has voting and investment power over the shares that this selling stockholder beneficially owns.
(147)	Dale F. Jacobs has voting and investment power over the shares that this selling stockholder beneficially owns.
(148)

Millennium Partners, L.P., a Cayman Island exempted company, is the sole member of Grandview, LLC. Millennium Management, LLC, a Delaware limited liability company, is the managing partner of Millennium Partners, L.P., and consequently has voting control and investment discretion over securities owned by Millennium Partners, L.P. Israel A. Englander is the sole managing member of Millennium Management, LLC. As a result, Mr. Englander may be considered the beneficial owner of any shares deemed to be beneficially owned by Millennium Management, LLC. The foregoing should not be construed in and of itself as an admission by either Millennium Management, LLC or Mr. Englander as to beneficial ownership of the shares owned by Millennium Partners. Millennium Partners, L.P. owns directly or indirectly Millenco, L.P., Millennium Trading Co., L.P. and Millennium Funding Associates, LLC, and may be deemed to be an affiliate, either through common ownership or common control, of Israel A. Englander & Co., each of which is a registered broker-dealer.

(149)	Mr. Hopper is one of our regional vice presidents. Includes 1,250 shares underlying options that vested on December 31, 2004, which are not being registered on this registration statement.
(150)	Andrew F. Dixon has voting and investment power over the shares that this selling stockholder beneficially owns.
(151)	This selling stockholder has represented to us that it is a registered Investor Advisor and is exempt from reporting the entity that has voting and investment power over the shares.
(152)	Bert Fingerhut has voting and investment power over the shares that this selling stockholder beneficially owns.
(153)	Pat H. Swanson has voting and investment power over the shares that this selling stockholder beneficially owns.
(154)	Craig White has voting and investment power over the shares that this selling stockholder beneficially owns.
(155)	Dennis J. Mykytyn has voting and investment power over the shares that this selling stockholder beneficially owns.
(156)	James Dierberg has voting and investment power over the shares that this selling stockholder beneficially owns.
(157)	Edward J. Nusrala has voting and investment power over the shares that this selling stockholder beneficially owns.
(158)	Eve Z. Mykytyn has voting and investment power over the shares that this selling stockholder beneficially owns.
(159)	Gary Bernman has voting and investment power over the shares that this selling stockholder beneficially owns.
(160)	George L. McCabe, Jr. has voting and investment power over the shares that this selling stockholder beneficially owns.
(161)	J. Page Lansdale has voting and investment power over the shares that this selling stockholder beneficially owns.
(162)	James Clark Lee has voting and investment power over the shares that this selling stockholder beneficially owns.
(163)	Jean M. Dixon has voting and investment power over the shares that this selling stockholder beneficially owns.
(164)	Harry K. Kantarian has voting and investment power over the shares that this selling stockholder beneficially owns.
(165)	Richard Horstmann has voting and investment power over the shares that this tselling stockholder beneficially owns.
(166)	T. Ferguson Locke has voting and investment power over the shares that this selling stockholder beneficially owns.
(167)	Michael and Jodi Powers have voting and investment power over the shares that this selling stockholder beneficially owns.
(168)	Michael Powers has voting and investment power over the shares that this selling stockholder beneficially owns.
(169)	Philip D. and Donna Caraci, trustees, have voting and investment power over the shares that this selling stockholder beneficially owns.
(170)	Ralph and Debbie Pastore have voting and investment power over the shares that this selling stockholder beneficially owns.
(171)	Richard S. Bodman, trustee, has voting and investment power over the shares that this selling stockholder beneficially owns.
(172)	Henry Zipp has voting and investment power over the shares that this selling stockholder beneficially owns.
(173)	Roger Lewis Benson has voting and investment power over the shares that this selling stockholder beneficially owns.
(174)	James P. Steele has voting and investment power over the shares that this selling stockholder beneficially owns.
(175)	Susan Fogarty Bennett has voting and investment power over the shares that this selling stockholder beneficially owns.
(176)	Joanne N. Vinyard has voting and investment power over the shares that this selling stockholder beneficially owns.
(177)	John M. Weaver has voting and investment power over the shares that this selling stockholder beneficially owns.

(178)	William A. Hazel, trustee, has voting and investment power over the shares that this selling stockholder beneficially owns.
(179)	William R. Nicoll has voting and investment power over the shares that this selling stockholder beneficially owns.
(180)	John J. Pohanka, trustee, has voting and investment power over the shares that this selling stockholder beneficially owns.
(181)	Leonard S. Kay has voting and investment power over the shares that this selling stockholder beneficially owns.
(182)	Susan Pohanka Schantz, trustee, has voting and investment power over the shares that this selling stockholder beneficially owns.
(183)	Robert Janecek has voting and investment power over the shares that this selling stockholder beneficially owns.
(184)	Kerry A. Guthrie has voting and investment power over the shares that this selling stockholder beneficially owns.
(185)	Ann Tierney Smith has voting and investment power over the shares that this selling stockholder beneficially owns.
(186)	Dr. Leonard Kranzler has voting and investment power over the shares that this selling stockholder beneficially owns.
(187)	Judy Rago has voting and investment power over the shares that this selling stockholder beneficially owns.
(188)	Lorraine B. Goldman and Sally G. Wascher, co-trustees, have voting and investment power over the shares that this selling stockholder beneficially owns.
(189)	Scott Weiser, trustee, has voting and investment power over the shares that this selling stockholder beneficially owns.
(190)	Morton J. Harris, trustee, has voting and investment power over the shares that this selling stockholder beneficially owns.
(191)	Federico Fabbri has voting and investment power over the shares that this selling stockholder beneficially owns.
(192)	Michael McCarthy has voting and investment power over the shares that this selling stockholder beneficially owns.
(193)	Thomas Forsha has voting and investment power over the shares that this selling stockholder beneficially owns.
(194)	Donald Ohman Johnson and Jay D. Johnson, trustees, have voting and investment power over the shares that this selling stockholder beneficially owns.
(195)

The number of shares included in these columns represents shares of common stock owned by stockholders who have not yet been specifically identified. Only those selling stockholders specifically identified above may sell their shares pursuant to this prospectus. Information concerning other stockholders who wish to become selling stockholders will be set forth in amendments to the registration statement of which this prospectus forms a part or supplements to this prospectus from time to time, if and when required.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and our bylaws, copies of which are filed as exhibits to documents incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information” on page 5.

General

Our charter provides that we may issue up to 90,000,000 shares of common stock and 10,000,000 shares of preferred stock, both having par value $0.01 per share. As of March 31, 2006, 48,536,485 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Maryland law provides that none of our stockholders is personally liable for any of our obligations solely as a result of that stockholder’s status as a stockholder.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock will entitle the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our common stock will possess the exclusive voting power. There will be no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock, voting as a single class, can elect all of the directors then standing for election.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in this paragraph.

Dividends, Liquidation and Other Rights

Holders of our shares of common stock are entitled to receive dividends when authorized by our board of directors out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.

Holders of our shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights and will have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter and to the ability of the board of directors to create shares of common stock with differing voting rights, all shares of our common stock have equal dividend, liquidation and other rights.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of our stock (including preferred stock), to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Stock

Our charter authorizes our board of directors to reclassify any unissued shares of common stock into preferred stock, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board will be required by Maryland law and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Our board could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in their best interest. As of March 31, 2006, no shares of preferred stock are outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Restrictions on Ownership and Transfer

As a REIT, under the Internal Revenue Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year starting in 2004, our first full year after electing REIT status. Also, no more than 50% of the value of our outstanding shares of capital stock (under certain circumstances, after taking into account options to acquire shares of stock) may be owned, directly or constructively, by 5 or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year.  In addition, although the law on the matter is unclear, a tax might be imposed on us if we hold an interest in a taxable mortgage pool, or TMP, and will be imposed on us if we hold a residual interest in a REMIC, and certain “disqualified organizations” hold our shares.

Because our board of directors believes that it is essential for us to qualify as a REIT, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and will prohibit certain entities from owning our shares. Our charter provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our outstanding shares of capital stock. In addition, our charter prohibits the following “disqualified organizations” from owning our shares: the United States; any state or political subdivision of the United States; any foreign government; any international organization; any agency or instrumentality of any of the foregoing; any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Internal Revenue Code, that is exempt from both income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and any rural electrical or telephone cooperative.

Our charter also prohibits any person from (i) beneficially owning shares of our capital stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Under the terms of our charter, our board of directors may grant an exception to the 9.8% ownership limit to, and establish a higher ownership limit for, a shareholder that is not an individual if such shareholder provides information and makes representations to the board that are satisfactory to the board, in its reasonable discretion, to establish that such person’s ownership in excess of the 9.8% limit would not jeopardize our qualification as a REIT.

All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, is required to give written notice to us stating the name and address of the owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on Fieldstone Investment’s status as a REIT and to ensure compliance with the ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

As of March 31, 2006, we had outstanding 48,536,485 shares of common stock and options to purchase an additional 959,000 shares of common stock.  This prospectus covers the resale of up to 43,328,933 shares of our common stock by the selling stockholders indicated hereunder.  All of the shares of common stock sold by the selling stockholders hereunder will be freely tradable in the public market without restriction or limitation under the Securities Act, except for any shares purchased by any “affiliate” (as defined in the Securities Act) of ours. The shares of common stock that are held by our affiliates are “restricted shares” for purposes of Rule 144 under the Securities Act and may not be sold by the affiliate other than in compliance with the registration requirements of the Securities Act or pursuant to an available exemption therefrom.

In general, under Rule 144 as currently in effect, an affiliate of ours may sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of such class, or the average weekly trading volume on the NASDAQ National Market during the four calendar weeks preceding the date on which a notice of sale is filed with the SEC with respect to the proposed sale. Sales under Rule 144 are subject to restrictions relating to the manner of sale, notice and the availability of current public information about the issuer. A person who has not been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned shares for at least two years (including the holding period of any prior owner other than an affiliate), would be entitled to sell such shares without regard to the volume limitations, manner of sale provisions, notice or other requirements of Rule 144.

We cannot predict the effect that any future sales of common stock, or the availability of such shares for sale, will have on the market price of our common stock from time to time. We believe that sales of substantial numbers of shares of common stock, or the perception that such sales could occur, would adversely affect prevailing market prices of the common stock and our ability to raise capital in the future through the sale of additional securities.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material federal income tax considerations relating to our taxation as a REIT, and the ownership and disposition of our common stock. Because this is a summary that is intended to address only federal income tax considerations relating to the ownership and disposition of our common stock, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•                  the tax considerations to you may vary depending on your particular tax situation;

•                  special rules that are not discussed below may apply to you if, for example, you are:

•                  a tax-exempt organization;

•                  a  broker-dealer;

•                  a non-U.S. person;

•                  a trust, estate, regulated investment company, REIT, financial institution, insurance company or S corporation;

•                  subject to the alternative minimum tax provisions of Internal Revenue Code;

•                  holding the stock as part of a hedge, straddle, conversion or other risk-reduction or constructive sale transaction;

•                  holding the stock through a partnership or similar pass-through entity;

•                  a person with a “functional currency” other than the U.S. dollar;

•                  beneficially or constructively holding 10% or more (by vote or value) of the beneficial interest in us;

•                  a U.S. expatriate; or

•                  otherwise subject to special tax treatment under the Internal Revenue Code;

•                  this summary does not address state, local or non-U.S. tax considerations;

•                  this summary deals only with investors that hold the stock as a “capital asset,” within the meaning of Section 1221 of the Internal Revenue Code; and

•                  this discussion is not intended to be, and should not be construed as, tax advice.

In addition to the foregoing, special rules that may apply to the treatment of both a partnership that holds shares of our stock and any partner in such a partnership are not addressed in the discussion below.  In particular, certain rules related to application of the FIRPTA tax and withholding tax rules as they relate to non-U.S. partners in partnerships (or non-U.S. members in entities (such as, as a general matter, limited liability companies) taxed as partnerships for U.S. federal income tax purposes) are not addressed herein.  The tax treatment of a partner in a partnership holding our stock will generally depend upon the facts and circumstances applicable to that particular partnership and partner.  If you are a partner of a partnership holding our stock, you should consult with your tax adviser regarding the tax consequences of the ownership and disposition of our stock.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our stock on your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based on the Internal Revenue Code, current, temporary and proposed regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the Internal Revenue Service (IRS), and court decisions. The reference to IRS interpretations and practices includes IRS practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this registration statement. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not received, and do not currently intend to seek, any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.  In addition, the discussion below is based in part upon recent legislation.   As with all new legislation, there is some uncertainty as to the application of several provisions that affect REITs and their stockholders. In addition, some provisions of the new legislation require the IRS to issue certain substantive and procedural guidance. We cannot provide any assurance that administrative guidance issued after the date hereof will be consistent with our expectations or interpretations of the matters discussed herein.

Each prospective investor is advised to consult with his or her own tax advisor to determine the impact of his or her personal tax situation on the anticipated tax consequences of the ownership and sale of our common stock. This includes the federal, state, local, foreign and other tax consequences of the ownership and sale of our common stock and the potential changes in applicable tax laws.

Our Qualification and Taxation as a REIT

General.   For certain years prior to 2003, our predecessor, Fieldstone Holdings Corp., or Fieldstone Holdings, was a Delaware corporation that was subject to tax as a non-REIT C corporation. Fieldstone Holdings owned 100% of Fieldstone Mortgage, which was formed in 1995 and was also subject to tax as a C corporation for certain of its taxable years until 2003. Fieldstone Holdings elected to be treated as an S corporation for federal income tax purposes, effective January 1, 2003. As a result of Fieldstone Holdings’ S election, on January 1, 2003, Fieldstone Mortgage became a “qualified subchapter S subsidiary” of Fieldstone Holdings and was disregarded as an entity separate from Fieldstone Holdings for federal income tax purposes from that date. Effective November 13, 2003, Fieldstone Holdings revoked its S corporation status. The termination of its S election caused its tax year (short S corporation year) to terminate and a new tax year (short C corporation year) to commence on November 13, 2003, the termination date. The short C corporation year that commenced on November 13, 2003 ended on December 31, 2003. On November 14, 2003, Fieldstone Holdings merged with and into us, and we were the surviving entity.

We have elected to be taxed as a REIT under Sections 856 through 859 of the Internal Revenue Code, effective on November 13, 2003, the first day of the short C corporation year. A REIT generally is not subject to federal income tax on the income that it distributes to its stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification as a REIT. Commencing with the short C corporation year ended December 31, 2003, we believe that we have been organized and have operated in such a manner as to qualify for taxation as a REIT, and we intend to continue to be organized and to operate in such a manner.

Qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual (or in some cases quarterly) operating results, various requirements under the Internal Revenue Code, with regard to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels, and the diversity of ownership of our stock. Our ability to satisfy the asset and gross income tests applicable to a REIT depends, among other things, on the fair market values of our assets and the fair market value of the real estate that is collateral for our mortgage loans. Such values may not be susceptible to a precise determination. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by us that we will so qualify for any particular year. For a discussion of the tax consequences of the failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Internal Revenue Code and the corresponding regulations that govern the federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.

In any year in which we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our REIT taxable income that we distribute currently to stockholders. However, our stockholders will generally be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends or qualified dividend income. This differs from non-REIT C corporations, which generally are subject to federal corporate income taxes but whose stockholders who are taxed as individuals are generally taxed on dividends they receive at long-term capital gains rates, which are lower for individuals than ordinary income rates, and whose stockholders who are taxed at regular corporate rates receive the benefit of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. Overall, income earned by a REIT and distributed to its stockholders will be subject to less federal income taxation than if such income were earned by a non-REIT C corporation, subjected to corporate income tax, and then distributed to stockholders and subjected to tax either at capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends received deduction.

While we are generally not subject to corporate income taxes on income that we distribute currently to stockholders, we will be subject to federal income tax in certain circumstances, including the following:

•             We will be taxed at regular corporate rates on any “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•             Under some circumstances, we (or our stockholders) may be subject to the “alternative minimum tax” due to our undistributed items of tax preference and alternative minimum tax adjustments.

•             If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.  To the extent that income from foreclosure property otherwise qualifies for the 75% REIT income test, this tax is not applicable. In general, foreclosure property is property we acquire as a result of having bid in a foreclosure or through other legal means after there was a default on a lease of such property or on an indebtedness secured by such property.

•             Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business.

•             If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% test for the taxable year or (ii) the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability.

•             We will be subject to a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the excess of the sum of:

•             85% of our REIT ordinary income for the year;

•             95% of our REIT capital gain net income for the year; and

•             any undistributed taxable income from prior taxable years over excess distributions made with respect to prior years.

•             We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain and would be allowed a credit for its proportionate share of the tax deemed to have been paid and an adjustment would be made to increase the basis of the U.S. stockholder in our stock.

•                  Under certain REIT savings provisions of the Code, we may be subject to a tax, which may be significant, if we fail to satisfy the asset tests in certain cases.

•                  If we fail to satisfy a requirement under the Code which would result in the loss of our REIT status, other than a failure to satisfy a gross income test or an asset test, but nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be subject to a penalty of $50,000 for each such failure.

•                  If we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our shares of common stock, and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

•             We will be subject to a 100% penalty tax on amounts received by us (or on certain expenses deducted by a taxable REIT subsidiary of ours) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•     If we own a residual interest in either a REMIC or a TMP, we will pay tax at the highest corporate rate on the amount of any excess inclusion income from those residual interests (or that is allocated to us from a REIT in which we own an interest) to the extent that such excess inclusion income would be allocable to any of our stockholders that are “disqualified organizations.”  For a discussion of “excess inclusion income,” see “—Excess Inclusion Income” below.  For this reason, our charter prohibits disqualified organizations from owning our shares.

•             If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction (including as a result of our conversion to a REIT from an S corporation that was taxable as a non-REIT C corporation in previous years), we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 10-year period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

The provisions of the Internal Revenue Code applicable to S corporations apply a rule similar to the one described in the last bullet point above to tax built-in gain attributable to a non-REIT C corporation if the C corporation makes an S election and recognizes any of the built-in gain during the 10-year period following the effective date of the S election. On the effective date of the S election of Fieldstone Holdings, our predecessor, which was January 1, 2003, Fieldstone Holdings had a material amount of “franchise value” in its business in excess of its book value, which could give rise to a tax liability attributable to the built-in gain rules described above. As a consequence of the merger and our REIT election, we inherited the potential tax liability relating to any built-in gain of Fieldstone Holdings. Accordingly, if we sell our business or substantially all of our assets during the 10-year period ending December 31, 2012, we will be subject to regular corporate tax on some amount of gain. The total amount of gain on which we can be taxed is limited to the excess of the aggregate fair market value of Fieldstone Holdings’ assets at the time of the S election over the adjusted tax basis of those assets at that time. As this tax would be significant, we intend to manage our affairs in a manner that takes into account the potential incurrence of this tax. This may result in our seeking to avoid any taxable disposition of our business or substantially all of our assets prior to January 1, 2013, even if such transaction might otherwise be in our best interests if this tax were not to apply. None of the loan sales made by Fieldstone Holdings since January 1, 2003 triggered any built-in gains tax because those loans were held for sale and, therefore, Fieldstone Holdings was required to use “mark-to-market” accounting with respect to those loans for its tax accounting. Consequently, there was no gain attributable to those loans for tax purposes at the time of Fieldstone Holdings’ S election.

In addition, notwithstanding our status as a REIT, (a) we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes, and (b) our subsidiaries that are not subject to federal income tax may have to pay state and local income taxes because not all states and localities treat these entities in the same manner as they are treated for federal income tax purposes. Moreover, as further described below, any taxable REIT subsidiary in which we own an interest, including Fieldstone Mortgage, will be subject to federal corporate income tax, as well as any applicable state and local taxes, on its net income and operations.

Requirements for Qualification as a REIT.   The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)   that is managed by one or more trustees or directors;

(2)   the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)   that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code;

(4)   that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(5)   the beneficial ownership of which is held by 100 or more persons;

(6)   of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) after applying certain attribution rules;

(7)   that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked;

 (8) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and the Treasury Regulations promulgated thereunder;

 (9) that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

(10)   that meets other tests, described below, regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year other than the first taxable year for which an election to become a REIT is made. For purposes of determining the ownership of shares under condition (6), a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Section 401(a) of the Internal Revenue Code generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6). We believe that we will issue sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements and cannot avail ourselves of any statutory relief provisions, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet condition (6) above, we will be treated as having met the requirement.

Distribution of “Earnings and Profits” Attributable to Non-REIT C Corporation Taxable Years.   To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT C corporation taxable year (non-REIT C corporation E&P). As of the effective date of Fieldstone Holdings’ S election, Fieldstone Holdings had non-REIT C corporation E&P. We succeeded to any non-REIT C corporation E&P of Fieldstone Holdings and had until the close of our first taxable year as a REIT, December 31, 2003, to distribute any such remaining non-REIT C corporation E&P. Prior to the effective date of our REIT election, November 13, 2003, during Fieldstone Holdings’ short S corporation year, Fieldstone Holdings made regular tax distributions to its S corporation stockholders. Ordinarily, distributions paid by an S corporation are treated by a stockholder, first, as a nontaxable return of capital to the extent of the stockholder’s share of the S corporation’s “accumulated adjustments account,” and, second, as a dividend to the extent of the S corporation’s accumulated non-REIT C corporation E&P. Fieldstone Holdings obtained the consent of each of its S corporation stockholders to whom a distribution was made during the short S corporation year to elect to have its 2003 distributions treated first as dividends to the extent of Fieldstone Holdings’ non-REIT C corporation E&P.

Fieldstone Holdings commissioned a national accounting firm to prepare an estimate of its non-REIT C corporation E&P at December 31, 2002. This estimate formed the basis of our determination of the amount of dividends that were paid to Fieldstone Holdings’ stockholders prior to the closing of the 144A Offering to purge the non-REIT C corporation E&P for Fieldstone Holdings. Accordingly, we believe that as of the close of 2003, we no longer had any non-REIT C corporation E&P.

There can be no assurance, however, that the IRS will not examine Fieldstone Holdings’ tax returns from its years as a C corporation and propose adjustments to increase Fieldstone Holdings’ taxable income from those years. If the IRS determines that we failed to distribute all of our non-REIT C corporation E&P by the close of 2003, although the law on this issue is not entirely clear, we may avoid being disqualified as a REIT for each taxable year during which we had non-REIT C corporation E&P, provided that we satisfy certain “deficiency dividend” procedures described below in “—Annual Distribution Requirements Applicable to REITs.”

Qualified REIT Subsidiaries.   If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and  credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries.   A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Internal Revenue Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Currently, we have elected to treat our operating subsidiary, Fieldstone Mortgage, as a taxable REIT subsidiary. As a taxable REIT subsidiary, Fieldstone Mortgage is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation on its net income. To the extent that Fieldstone Mortgage is required to pay taxes, we will have less cash available for distribution to stockholders. If dividends are paid by Fieldstone Mortgage to us, then dividends from us to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from Fieldstone Mortgage, will generally be eligible to be subject to tax at reduced capital gains rates, rather than taxed at ordinary income rates. See “Taxation of U.S. Holders of Our Common Stock—Qualified Dividend Income.” For 2006, we anticipate that Fieldstone Mortgage will retain any income it generates, net of any tax liability it incurs on that income.

Unlike a qualified REIT subsidiary, the income and assets of our taxable REIT subsidiaries are not attributed to us for purposes of the conditions that we must satisfy to maintain our REIT status.  Rather, for REIT asset and income testing purposes, we take into account our interest in a taxable REIT subsidiary’s securities and the income and gain we derive therefrom.   As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs, such as fees from the origination and/or servicing of loans for third parties, could be earned by a taxable REIT subsidiary without affecting our status as a REIT. We sell all of our conforming loans and the portion of our non-conforming loans that we do not hold in portfolio, and perform other servicing and origination functions, through Fieldstone Mortgage.

Several provisions of the Internal Revenue Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to its REIT owner, although we currently do not anticipate that this limitation will apply to interest payments made by Fieldstone Mortgage to us. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, Fieldstone Mortgage if the IRS were to assert successfully that the economic arrangements between us and Fieldstone Mortgage are not comparable to similar arrangements among unrelated parties.

Taxable Mortgage Pools and REMICs.   An entity, or a portion of an entity, that does not elect to be treated as a REMIC may be classified as a TMP under the Internal Revenue Code if:

•             substantially all of its assets consist of debt obligations or interests in debt obligations;

•             more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•             the entity has issued debt obligations (liabilities) that have two or more maturities; and

•             the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

An entity or portion of an entity will be treated as a REMIC for purposes of the Internal Revenue Code if:

•             it satisfies requirements relating to the types of interests in the entity;

•             substantially all of its assets are comprised of qualified mortgages and certain other permitted instruments at all times, except during an initial and final period;

•             it adopts arrangements to ensure that disqualified organizations will not hold residual interests and that information needed to calculate the tax on transfers of residual interests to such organizations will be made available by the entity;

•             it has a taxable year that is the calendar year, and

•             the election to be treated as a REMIC applies for the taxable year and all prior taxable years.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, a portion of a REIT, or a REIT subsidiary that is disregarded as a separate entity from the REIT that is a TMP, however, special rules apply. The portion of a REIT’s assets, held directly or through a REIT subsidiary that is disregarded as a separate entity from the REIT, that qualifies as a TMP is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s stockholders.

Excess Inclusion Income.  A portion of our income from a REMIC or TMP arrangement, which might be non-cash accrued income, or “phantom” taxable income, could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a residual interest in a REMIC or taxable mortgage pool interest during such calendar quarter over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120 percent of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This non-cash or “phantom” income would nonetheless be subject to the distribution requirements that apply to us and could therefore adversely affect our liquidity. See “—Annual Distribution Requirements Applicable to REITs.”

Our excess inclusion income would be allocated among our stockholders to the extent that such amounts exceed our REIT taxable income (our taxable income adjusted for several items, including a deduction for dividends paid) excluding any net capital gain.  It is not clear how excess inclusion income should be allocated among shares of different classes of our capital stock, how different distributions should be allocated among our shares or how such income is to be reported to stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “U.S. Taxation of Non-U.S. Holders of Our Common Stock—Distributions.” Although the law on this matter is unclear with regard to TMP interests, to the extent excess inclusion income is allocated to a tax-exempt stockholder of ours that is a “disqualified organization” not subject to unrelated business income tax, we would be taxable on this income at the highest applicable corporate income tax rate (currently 35%). While our charter prohibits our stock from being held by entities that might subject us to this tax, this prohibition may not ensure that this tax will not be imposed by us.

A “disqualified organization” includes:

•             the United States;

•             any state or political subdivision of the United States;

•             any foreign government;

•             any international organization;

•             any agency or instrumentality of any of the foregoing;

•             any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•             any rural electrical or telephone cooperative.

Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our common stock.

In connection with the securitization that closed on October 7, 2003, we elected to treat the securitization trust as a REMIC. At the closing of the securitization, we sold the REMIC residual interest to a third party. Therefore we do not expect that any of our retained interest in the REMIC securities will give rise to “excess inclusion income.” With regard to each of the securitizations that closed in years subsequent to 2003, we have received an opinion of counsel from either McKee Nelson LLP or Hunton & Williams, LLP that, although the securitization trust will be classified as a TMP during the time any notes secured by the assets in the trust are outstanding, the trust will not be subject to federal income tax during such time as long as we qualify as a REIT.  However, our post-2003 TMP securitizations have produced, and are expected to continue producing, significant amounts of “excess inclusion income,” which has been, and will continue to be, allocated among our stockholders in the manner described above.

If a subsidiary partnership of ours, not wholly-owned by us directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not believe that we have, and currently do not intend to form, any subsidiary partnerships that are or will become TMPs, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year generally must be derived directly or indirectly from:

•             rents from real property;

•             interest on debt secured by mortgages on real property or on interests in real property;

•             dividends or other distributions on, and gain from the sale of, stock in other REITs;

•             gain from the sale of real property or mortgage loans;

•   amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by reference to income and profits;

•             income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•             interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities.

Our income for purposes of these tests includes our allocable share of all income earned by any entities in which we own an interest that are partnerships or disregarded entities for income tax purposes (including qualified REIT subsidiaries).

The income tests described above are based on our gross income. For federal income tax purposes, we will be treated as earning interest income on all of our loans that have been securitized and with respect to which we have not made a REMIC election. Although we will have a partially offsetting interest expense with respect to the interest owed on the securities issued pursuant to these securitizations, this interest expense will not reduce the gross income that we are considered to recognize for purposes of the gross income tests. We elected to treat the securitization trust as a REMIC election with regard to the securitization that closed on October 7, 2003.  If less than 95% of the REMIC’s assets are real estate assets, we will be treated as earning directly our proportionate share of the REMIC’s income (although we expect that substantially all of the income will generally be treated as qualifying interest for purposes of both gross income tests). If at least 95% of the REMIC’s assets are real estate assets, we will include in gross income 100% of the income earned on our REMIC interests, which will be treated as qualifying interest for purposes of both gross income tests.  With respect to the eight subsequent securitizations, we have not elected to treat any of the other securitization trusts as a REMIC.

Gross income from servicing and loan origination fees is not qualifying income for purposes of either gross income test. In addition, gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. We will monitor the amount of our non-qualifying income and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends.   Our share of any dividends received from Fieldstone Mortgage or from any other corporations in which we may own an interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We expect to limit any dividends from Fieldstone Mortgage to stay within the limit on non-qualifying income under the 75% gross income test.

Interest.   The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. We do not expect that any of our mortgage loans will be based in whole or in part on the income or profits of any person.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment fees, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

The interest, original issue discount, and market discount income that we receive from our mortgage loans generally is qualifying income for purposes of both gross income tests. However, as discussed above, if the fair market value of the property of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. We expect that all or substantially all of our interest from our mortgage loans will be qualifying income for purposes of the 75% and 95% gross income tests.

Fee Income.   We may receive various fees in connection with the mortgage loans. The fees will be qualifying income for purposes of both the 75% and 95% income tests if they are received in consideration for entering into an agreement to make a loan secured by real property, and the fees are not determined by income and profits. Therefore, commitment fees will generally be qualifying income for purposes of the income tests. Other fees, such as fees received for servicing loans for third parties and origination fees, are not qualifying income for purposes of either income test. Currently, it is our intention that our taxable REIT subsidiary, Fieldstone Mortgage, conduct all of our conforming loan origination and sales, as well as other servicing and origination functions. In this case, the income earned by Fieldstone Mortgage from these services is not included for purposes of our income tests.

Hedging Transactions.   From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, futures and forward contracts and other financial instruments. To the extent that we enter into a transaction in the normal course of our business primarily to manage the risk of interest rate changes, price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets, including mortgage loans, any income or gain from the hedging transaction will be disregarded for purposes of the 95% income test, provided that we clearly and timely identify such hedging transaction in the manner required under the Internal Revenue Code and the regulations promulgated thereunder. For our taxable years beginning prior to January 1, 2005, to the extent that we entered into an interest rate swap or cap agreement, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of that contract attributable to the carrying or acquisition of the real estate assets was generally qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Income from hedging transactions we entered into before 2005 that met the requirements described in the preceding sentence continues to be subject to the rules that applied during those years. To the extent that we hedged with non-qualifying types of financial instruments prior to January 1, 2005, we hedge against other types of risks or a portion of our mortgage loans is not secured by “real estate assets” (as described below under “—Asset Tests”), the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Rents from Real Property.   We currently do not own any real property other than a small amount of real property acquired through the foreclosure of mortgage loans. To the extent that we acquire real property or an interest therein in the future, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, amounts received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.”

Prohibited Transactions Tax.   A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our portfolio assets are held for sale to customers and that a sale of any of our portfolio assets would not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. Sales of loans by our taxable REIT subsidiary, Fieldstone Mortgage, are not subject to this 100% tax but Fieldstone Mortgage is subject to regular corporate taxes on its net income.

It is our current intention that any securitizations that we undertake with regard to our non-conforming loans will not be treated as sales for tax purposes. On the other hand, if we were to transfer a mortgage loan to a REMIC, this transfer would be treated as a sale for tax purposes and the sale may be subject to the prohibited transactions tax. As a result, REMICs are not a viable option for us to securitize our non-conforming mortgage loans. The securitization that we closed on October 7, 2003 will be treated as a sale for federal income tax purposes because we elected to treat the securitization trust as a REMIC. Because this securitization closed before the effective date of our REIT election, such sale will not be subject to the prohibited transactions tax applicable to REITs.  We have not made a REMIC election for any of our securitizations since 2003.  Since the effective date of our REIT election, our taxable REIT subsidiary, Fieldstone Mortgage, continues to sell the conforming loans that it originates and any non-conforming loans not retained for the investment portfolio on a whole loan sale basis and any other loans the sale of which we believe would be subject to the prohibited transactions tax.

Foreclosure Property.   Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•             that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•             for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•             for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•             on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•             on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•             which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests.

We may have the option to foreclose on mortgage loans when a borrower is in default. The foregoing rules would affect the implications of a decision by us to foreclose on a particular mortgage loan and may affect whether we will choose to foreclose with regard to a particular mortgage loan.

Qualified Temporary Investment Income. For purposes of the gross income tests, temporary investment income generally constitutes qualifying income if such income is earned as a result of investing new capital raised through the issuance of our shares or certain long-term debt obligations in stock and debt obligations during the one-year period beginning on the date we receive the new capital.

Failure to Satisfy the Income Tests.  If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Internal Revenue Code. These relief provisions generally will be available if our failure to meet the tests was due to reasonable cause and not due to willful neglect, and following identification of the failure, we file with the Internal Revenue Service a schedule describing each item of our gross income.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that the failure to satisfy the tests was not due to reasonable cause. If we fail to satisfy the 75% or 95% gross income test and these relief provisions do not apply, we will fail to qualify as a REIT. Even if these relief provisions applied, we would be subject to a penalty tax based on the amount of our non-qualifying income.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

1.       At least 75% of the value of our total assets must be represented by the following:

•              interests in real property, including leaseholds and options to acquire real property and leaseholds;

•              interests in mortgages on real property;

•              stock in other REITs;

•              cash and cash items;

•              government securities;

•              investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

•              regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

2.               Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class.

3.               Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in #1 above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

4.               Except for securities of taxable REIT subsidiaries, the securities in the 75% asset class described in the #1 above and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own m4ore than 10% of any one issuer.

5.               Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Our assets for purposes of the asset tests include our allocable share of all assets held by the entities in which we own an interest that are partnerships or disregarded entities for federal income tax purposes, and the subsidiaries of these entities that are partnerships or disregarded entities for federal income tax purposes, and generally do not include the equity interests in these entities. For purposes of the asset tests other than the 10% value test, an allocable share of the assets of an entity that is treated as a partnership for federal income tax purposes is determined in accordance with the capital interests in that entity. For purposes of the 10% value test only, our allocable share of the assets of an entity that is treated as a partnership for federal income tax purposes is determined in accordance with our proportionate ownership of the equity interests in such entity and certain other securities issued by such entity.

The asset tests described above are based on our total assets. With regard to our securitizations for federal income tax purposes, we will be treated as owning both the loans we hold directly and the loans that we have securitized and with respect to which we have not made a REMIC election. Although we will have a partially offsetting obligation with respect to the securities issued pursuant to the securitizations, these offsetting obligations will not reduce the total assets we are considered to own for purposes of the asset tests. Because we elected to treat as a REMIC the securitization trust used for the securitization that we closed on October 7, 2003, we are no longer treated as owning the mortgage loans that we transferred in that securitization; instead we are treated as owning interests in a REMIC, with the consequences described above and under “—Taxable Mortgage Pools and REMICs” and “—Income Tests.”  We have not elected to treat as a REMIC the securitization trusts used for our other securitizations.

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, the Code specifically provides that the following types of debt will not be taken into account as securities we own for purposes of the 10% value test: (1) securities that meet the “straight debt” safe harbor, as discussed below; (2) loans to individuals or estates; (3) obligations to pay rents from real property; (4) rental agreements described in Section 467 of the Code (generally, obligations to pay rent after the close of the taxable year, other than such agreements with related party tenants); (5) securities issued by other REITs; (6) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (7) any other arrangement as determined by the IRS.

In addition, for purposes of the 10% value test only, to the extent we hold debt securities that are not described in the preceding paragraph, (a) any such debt instrument issued by a partnership that derives at least 75% of its gross income from sources that constitute qualifying income for purposes of the 75% gross income test, or (b) any such debt instrument that is issued by any partnership, to the extent of our interest as a partner in the partnership, is not considered a security.

Debt will meet the “straight debt” safe harbor if (i) neither we, nor any of our taxable REIT subsidiaries, own any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer’s outstanding securities, as calculated under the Internal Revenue Code; (ii) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money; (iii) the debt is not convertible, directly or indirectly, into stock; and (iv) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (a) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (x) 5% of the annual yield to maturity or (y) 0.25% or (b) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

Alternatively, debt securities of a partnership that were held by us as straight debt on or before October 22, 2004, and that would have qualified as straight debt securities if the American Jobs Creation Act of 2004 was not enacted, continue to meet the straight debt safe harbor while held by us or our successor until the earlier of their disposition or the original maturity date of such securities.  Before the American Jobs Creation Act was enacted, debt securities of a partnership qualified as straight debt securities if they satisfied the requirements set forth in clauses (i), (ii), (iii) and (iv) of the preceding paragraph, and provided that we owned at least a 20% profits interest in the partnership.

We believe that all or substantially all of the mortgage loans that we are considered to own for purposes of these rules are qualifying assets for purposes of the 75% asset test. For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan. To the extent that we own debt securities issued by C corporations that are not secured by mortgages on real property, those debt securities will not be qualifying assets for purposes of the 75% asset test. We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirement, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will have to value our investment in Fieldstone Mortgage and our other assets to ensure compliance with the 20% asset test applicable to our investment in one or more taxable REIT subsidiaries. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a lower value is applicable, in which case we might not satisfy the 75% and 20% asset tests and would fail to qualify as a REIT.

After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the asset tests results from an increase in the value of our assets after the acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure that these steps always will be successful. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT, except as described below.

For our taxable years beginning after December 31, 2004, the failure to satisfy the asset tests can be remedied in certain cases even after the 30-day cure period. If the total value of the assets that caused a failure of the 5% test, the 10% voting securities test or the 10% value test does not exceed the lesser of 1% of our assets at the end of the relevant quarter and $10,000,000, we can cure such a failure by disposing of an amount of assets sufficient to cure such a violation within six months following the last day of the quarter in which we first identify the failure of the asset test. For any other violation of the asset tests, we can avoid disqualification as a REIT if the violation is due to reasonable cause, if we dispose of an amount of assets sufficient to cure such violation within the six-month period described in the preceding sentence, and if we file in accordance with applicable Treasury Regulations a schedule with the IRS that describes the assets.  In connection with a violation described in the previous sentence, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets.  This tax may be significant.  The applicable Treasury Regulations have yet to be issued.  It is not possible to state with precision under what circumstances we would be entitled to the benefit of these provisions to avoid disqualification as a REIT.

We currently believe that the loans, securities and other assets that we hold satisfy the foregoing asset test requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our interest in securities and other assets will not cause a violation of the asset tests applicable to REITs.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•             the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•             the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

Furthermore, we will incur a 4% nondeductible excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was paid if we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the excess of the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, over excess distributions from prior years.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (i) the actual receipt of cash, including the receipt of distributions from subsidiaries and (ii) the inclusion of items of income by us for federal income tax purposes. Other potential sources of non-cash taxable income include loans and securities that are financed through securitization structures, which require some or all of the available interest income from these assets to be used to repay principal on these borrowings; distressed loans on which we may be required to accrue interest or discount income even though the borrower is unable to make current or past due debt service payments; and, to a limited extent, loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable income in advance of the receipt of the related cash flow. In the event that such timing differences occur, and in other circumstances, it might be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of taxable in-kind distributions of property (including, for example, our own debt securities).

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

Failure to Qualify

For our taxable years beginning after December 31, 2004, if we do not comply with one or more of the conditions required for qualification as a REIT (other than the asset tests and the income tests that have the specific savings clauses discussed above in “—Asset Tests” and “—Income Tests”), we can avoid disqualification of our REIT status by paying a penalty of $50,000 for each such failure, provided that our noncompliance was due to reasonable cause and not willful neglect. Generally, these relief provisions are available for failures that are discovered and cured after October 22, 2004, regardless of whether such failures occurred in taxable years beginning before or after that date.  If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings and could affect the trading price of our common stock. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated E&P, whether or not attributable to capital gains of ours. Subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual distributees may be eligible for the reduced income tax rate of 15% or less on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot state whether in all circumstances we would be entitled to this statutory relief.

Taxation of U.S. Holders of Our Common Stock

U.S. Holder.   As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for United States federal income tax purposes:

•             a citizen or resident alien individual, as defined in Section 7701(b) of the Internal Revenue Code, of the United States;

•             a corporation, partnership, limited liability company or other entity treated as a corporation or partnership for federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia, unless, in the case of a partnership, Treasury regulations provide otherwise;

•             an estate the income of which is subject to United States federal income taxation regardless of its source; or

•             in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons or a trust that was in existence on August 20, 1996 and has made a valid election to be treated as a U.S. person.

In the case of an entity treated as a partnership for United States federal income tax purposes that holds our common stock, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. Persons that have an indirect interest in our common stock through entities treated as partnerships for federal income tax purposes should consult their tax advisors.

A “non-U.S. holder” is a holder of our common stock who is not a “U.S. holder.”

Distributions Generally.   As long as we qualify as a REIT, distributions made to taxable U.S. holders of our common stock out of current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the maximum 15% capital gains rate that generally applies to distributions by non-REIT C corporations to stockholders who are taxed as individuals. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the distributions will be taxable as capital gains, assuming the stock is held as a capital asset in the hands of the U.S. holder.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

Capital Gain Dividends.   We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount. A U.S. holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•             a 15% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 15%; or

•             an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 15% and 25% capital gain dividends by performing the computation required by the Internal Revenue Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. Designations made by the REIT only will be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of stock be composed proportionately of dividends of a particular type.

Recipients of capital gain dividends that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on those dividends.

Qualified Dividend Income.   With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the stockholder has held the common stock with respect to which the distribution is made for more than 61 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution.  The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)       the qualified dividend income received by us during such taxable year from regular corporations (including our taxable REIT subsidiaries);

(b)      the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)       the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a regular corporation over the federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a regulated investment company) or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.  A foreign C corporation (other than a “foreign personal holding company,” a “foreign investment company,” or “passive foreign investment company”) will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States.  We generally expect that an insignificant portion of our distributions will consist of qualified dividend income.

If we designate any portion of a dividend as a capital gain dividend or as qualified dividend income, the amount that will be taxable to the shareholder as capital gain or as qualified dividend income will be indicated to U.S. stockholders on the Internal Revenue Service Form 1099-DIV.

Other Tax Considerations.   Distributions made by us and gain arising from the sale or exchange by a U.S. holder of our stock will not be treated as passive activity income, and as a result, U.S. holders of our stock generally will not be able to apply any “passive losses” against this income or gain. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. A non-corporate U.S. holder of our stock may elect to treat capital gain dividends, capital gains from the disposition of stock and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable gains will be taxed at ordinary income tax rates. U.S. holders of our stock may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.  For purposes of computing liability for the alternative minimum tax, certain of our alternative minimum tax adjustments will be treated as alternative minimum tax adjustments of our stockholders in the ratio that our distributions bear to our taxable income (determined without regard to the deductions for dividends paid).  Amounts treated as alternative minimum tax adjustments of our stockholders are deemed to be derived by the stockholders proportionately from each such alternative minimum tax adjustment of us and are taken into account by the stockholders in computing their alternative minimum taxable income for the taxable year to which dividends are attributable.

If “excess inclusion income” from a TMP or a REMIC is allocated to any U.S. holder, which will generally occur to the extent we have excess inclusion income that exceeds our REIT taxable income (generally, our taxable income adjusted for several items, including a deduction for dividends paid) in a particular year, this income will be taxable in the hands of the U.S. holder and would not be offset by any net operating losses of the U.S. holder that would otherwise be available. See “Our Qualification and Taxation as a REIT—Excess Inclusion Income.”

Sales of Our Common Stock.   Upon any taxable sale or other disposition of our common stock, a U.S. holder of our common stock will recognize gain or loss for federal income tax purposes on the disposition of our common stock in an amount equal to the difference between:

•             the amount of cash and the fair market value of any property received on such disposition; and

•             the U.S. holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket. A U.S. holder who is an individual or an estate or trust and who has long-term capital gain or loss will be subject to a maximum capital gain rate of 15%. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT common stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Holders are advised to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. holder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our stock.

In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

U.S. Taxation of Non-U.S. Holders of Our Common Stock

Distributions.   Distributions by us to a non-U.S. holder of our common stock that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent that the income allocated to the foreign stockholder is excess inclusion income. Excess inclusion income will generally be allocated to our stockholders to the extent we have “excess inclusion income” that exceeds our undistributed REIT taxable income in a particular year. See “Our Qualification and Taxation as a REIT—Excess Inclusion Income.” Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be) capital gain dividends, made to a non-U.S. holder unless:

•             a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN with us evidencing eligibility for that reduced rate is filed with us; or

•             the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below. See “U.S. Taxation of Non-U.S. Holders of Our Common Stock—Sales of Our Common Stock.”

We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Although the matter is not free from doubt and any non-U.S. holder receiving such a distribution should consult with his or her tax advisor, distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•             the investment in the common stock is effectively connected with the non-U.S. holder’s trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•             the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Except as described in the next sentence, distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will be subject to U.S. federal income tax in the manner described in the first three paragraphs above under “—Distributions.”

This treatment will not apply, however, to any such distribution received with respect to a class of stock that is not regularly traded on an established securities market located in the United States or is paid to a non-U.S. holder who owns, at any time during the one-year period prior to the date of the distribution, more than 5% of the class of stock with regard to which the distribution is paid. Under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” a non-U.S. holder receiving a distribution described in the previous sentence will be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. We will be required to withhold and remit to the Internal Revenue Service 35% (or 15% to the extent provided for in Treasury regulations) of any such distribution to non-U.S. holders that is either designated as a capital gain dividend, or, if greater, 35% (or 15% to the extent provided for in Treasury regulations) of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against any United States federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gain, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual United States federal income tax liability with respect to such capital gain.  If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. holder should consult its tax adviser regarding the taxation of such undistributed capital gain.

Sales of Our Common Stock.   Gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to United States taxation unless:

•             the investment in our common stock is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•             the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•             our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our common stock will not constitute a United States real property interest if we either are not a U.S. real property holding corporation or we are a domestically-controlled qualified investment entity. Whether we are a U.S. real property holding corporation will depend upon whether the fair market value of U.S. real property interests owned by us equals or exceeds 50% of the fair market value of these interests, any interests in real estate outside of the United States, and our other trade and business assets. Because our assets will consist primarily of single-family residential mortgage loans, we do not expect that our assets will cause us to be considered a U.S. real property holding corporation. We will be a domestically-controlled qualified investment entity if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. We believe that, currently, we are a domestically-controlled qualified investment entity and, therefore, that the sale of our common stock would not be subject to taxation under FIRPTA. Because our stock will become publicly traded, however, we cannot guarantee that we will remain a domestically-controlled REIT.

Even if we were a U.S. real property holding corporation and did not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. holder sells our stock, the gain from such a sale by such a non-U.S. holder will not be subject to FIRPTA tax if:

•             the class or series of stock sold is considered regularly traded under applicable Treasury regulations on an established securities market; and

•             the selling non-U.S. holder owned, actually or constructively, 5% or less in value of the outstanding class or series of stock being sold during the shorter of the period during which the non-U.S. holder held such class or series of stock or the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, a non-U.S. holder would be subject to regular U.S. income tax with respect to any gain on a net basis in a manner similar to a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

Taxation of Tax-Exempt Holders

Provided that a tax-exempt holder has not held its common stock as “debt financed property” within the meaning of the Internal Revenue Code and our shares of stock are not being used in an unrelated trade or business, the dividend and interest income from us generally will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt financed property within the meaning of the Internal Revenue Code or has used the common stock in a trade or business. To the extent, however, that we, or a part of us, or a disregarded subsidiary of ours, is a taxable mortgage pool, or we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be subject to tax as UBTI. Excess inclusion income will generally be allocated to our stockholders to the extent we have excess inclusion income that exceeds our undistributed REIT taxable income in a particular year. See “Our Qualification and Taxation as a REIT—Excess Inclusion Income.”

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust, or qualified group legal services plan exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Internal Revenue Code, is tax-exempt under Section 501(a) of the Internal Revenue Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as “pension trusts.”

A REIT is a “pension held REIT” if it meets the following two tests:

•             it would not have qualified as a REIT but for Section 856(h)(3) of the Internal Revenue Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•             either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Based on the current estimated ownership of our common stock and the limitations on transfer and ownership of common stock in our charter, we do not expect to be classified as a “pension held REIT.”

Backup Withholding Tax and Information Reporting

U.S. Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and interest on and payments of the proceeds of the sale of our common stock held by U.S. holders, unless an exception applies.

The payor is required to withhold tax on such payments, currently at the rate of 28%, if (i) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect.

In addition, a payor of the dividends or interest on our common stock is required to withhold tax at a rate of 28% if (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

A U.S. stockholder that does not provide us with a correct taxpayer identification number may also be subject to penalties imposed by the IRS.

Some U.S. holders of our common stock, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s United States federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS.

The payor will be required to furnish annually to the IRS and to holders of our common stock information relating to the amount of dividends and interest paid on our common stock, and that information reporting may also apply to payments of proceeds from the sale of our common stock. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non-U.S. Holders of Our Common Stock.  Generally, information reporting will apply to payments of interest and dividends on our common stock, and backup withholding described above for a U.S. holder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding as described above for U.S. holders unless the non-U.S. holder satisfies the requirements necessary to be an exempt non-U.S. holder or otherwise qualifies for an exemption. The proceeds of a disposition by a non-U.S. holder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the U.S., then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker.

Applicable Treasury regulations provide presumptions regarding the status of a holder of our common stock when payments to such holder cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2008, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, qualified dividend income, including the application of the 15% capital gains rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our common stock.

Tax Aspects of Our Investments in Partnerships, Limited Liability Companies and Business Trusts

General.   The ownership by us of an interest in one or more partnerships, limited liability companies or business trusts may involve special tax considerations. These tax considerations include the following:

•             the allocations of income and expense items of the subsidiary partnerships, limited liability companies or business trusts, which could affect the computation of our taxable income;

•             the status of each subsidiary partnership, limited liability company or business trust as a partnership or entity disregarded as separate from its owner (as opposed to an association taxable as a corporation) for income tax purposes; and

•             the taking of actions by any of the subsidiary partnerships, limited liability companies or business trusts that could adversely affect our qualification as a REIT.

We believe that any subsidiary partnership, limited liability company or business trust in which we own or acquire an interest will be treated for income tax purposes as a partnership or entity disregarded as separate from its owner (and not as an association taxable as a corporation). If any subsidiary partnership, limited liability company or business trust were to be treated as a corporation, and we owned less than 100% of the interests in such entity, it would be subject to an entity level tax on its income. In such a situation, the character of our assets and items of gross income would change, which could preclude us from satisfying the asset tests and possibly the income tests, and in turn prevent us from qualifying as a REIT.

Ownership of Partnership Interests and Interests in a Disregarded Entity by a REIT.   If we own 100% of the interests in a limited liability company or a business trust, and the entity is not treated as a corporation for tax purposes, then we will be treated as owning the assets, and having earned the income, of such entity directly.

If we are a partner in an entity treated as a partnership for income tax purposes, we will be deemed to own our proportionate share of the assets of the partnership and will be deemed to earn our proportionate share of the partnership’s income. In addition, the assets and gross income of such a partnership retain the same character in our hands for purposes of the gross income and asset tests applicable to REITs. Thus, our proportionate share of the assets and items of income of these partnerships is treated as our assets and items of income for purposes of applying the asset and income tests. It is our current intention to have direct control of any entity in which we own an interest that is treated as a partnership for income tax purposes and to operate the partnership in a manner that is consistent with the requirements for qualification as a REIT.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

A portion of our income is earned through Fieldstone Mortgage. Fieldstone Mortgage is subject to federal and state income tax at normal applicable corporate rates. In addition, Fieldstone Mortgage may be limited in its ability to deduct, for tax purposes, some payments made to us. To the extent that we and Fieldstone Mortgage are required to pay federal, state and local taxes, we will have less cash available for distribution to our stockholders.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to our stock of at least (i) for a stockholder that is an individual, S corporation, trust or a partnership with at least one non-corporate unitholder, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a stockholder that is either a corporation or a partnership with only corporate unitholders, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trades of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of the shares of our common stock by the selling stockholders. We have been advised by the selling stockholders that the selling stockholders or pledgees, donees or transferees of, or other successors in interest to, the selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby from time to time either directly, or through underwriters, broker-dealers or agents, who may act solely as agents or who may acquire the shares of our common stock as principals or as both, and who may receive compensation in the form of discounts, commissions or concessions from the selling stockholders or from the purchasers of our common stock for whom they may act as agent (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

Unless otherwise permitted by law, if shares of our common stock are to be sold pursuant to this prospectus by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, then we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include such pledgee, donee, transferee or other successors in interest as selling stockholders under this prospectus.

Determination of Offering Price by Selling Stockholders

Except as may be described in any prospectus supplement accompanying this prospectus, the selling stockholders may offer their shares of our common stock pursuant to this prospectus from time to time at fixed prices, which may be changed, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters or dealers.

The aggregate proceeds to the selling stockholders from the sale of the shares of our common stock offered by them hereby will be the purchase price of the shares of our common stock less discounts and commissions, if any, paid by the selling stockholders.

Methods of Distribution

The sales described in the preceding paragraphs may be affected in transactions:

•                  on any national securities exchange or quotation service on which the shares of our common stock are listed or quoted at the time of sale;

•                  in the over-the-counter market;

•                  in transactions (which may include underwritten transactions) otherwise than on such exchanges or services or in the over-the-counter market;

•                  through the writing of options whether the options are listed on an option exchange or otherwise; or

•                  through the settlement of short sales (except that no selling stockholder may satisfy its obligations in connection with short sales or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under this registration statement).

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of our common stock, selling stockholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of our common stock in the course of hedging their positions. The selling stockholders may also sell the shares of our common stock short and deliver shares of our common stock to close out short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell the shares. Each of the selling stockholders that is an affiliate of a registered broker-dealer has represented to us that it purchased the shares of common stock in the ordinary course of business and, at the time of such purchase, the selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute such shares of common stock, except as may be stated in the footnotes to the selling stockholder table.

The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of our common stock which may be resold thereafter pursuant to this prospectus if our common stock is delivered by the selling stockholders. However, if the common stock is to be delivered by the selling stockholders’ successors in interest, we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include the successors in interest as selling stockholders under this prospectus.

Selling stockholders might not sell any, or all, of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

To the extent required, upon being notified by a selling stockholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of the shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase of any agent, underwriter or broker-dealer(s), the name(s) of the selling stockholder(s) and of the participating agent, underwriter or broker-dealer(s), specific common stock to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.

The selling stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares of common stock and, if the selling stockholders default in the performance of their secured obligation, the pledgees or secured parties may offer and sell such pledged common stock from time to time under this prospectus; however, in the event of a pledge or the default on the performance of a secured obligation by the selling stockholders, in order for the shares of common stock to be sold under this registration statement, unless permitted by law, we must file an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, secured party or other successors in interest as selling stockholders under this prospectus.

In addition, any securities registered and offered pursuant to this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, our common stock may be sold in such states only through registered or licensed brokers or dealers.

The selling stockholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any common stock by the selling stockholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the particular shares of our common stock being registered and offered hereby for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Underwriting Discounts and Commissions, Indemnification and Expenses

Brokers, dealers, underwriters or agents participating in the distribution of our common stock pursuant to this prospectus as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of our common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). However, rules promulgated by the National Association of Securities Dealers, Inc. prohibit the payment of compensation to NASD members in connection with the distribution of our common stock under the registration statement of which this prospectus is a part in excess of 10% plus 0.5% for bona fide due diligence expenses.

The selling stockholders and any brokers, dealers, agents or underwriters that participate with the selling stockholders in the distribution of our common stock pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions. Neither we nor any selling stockholder can presently estimate the amount of such compensation. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Selling stockholders who are registered broker-dealers or affiliates of registered-broker dealers may be deemed underwriters under the Securities Act. Each of the selling stockholders that identified itself to us as an affiliate of a broker-dealer represented to us that (i) the shares of common stock shown as being offered by the selling stockholder were purchased by the selling stockholder in the ordinary course of business and (ii) at the time of such purchase, the selling stockholder had no arrangements or understandings, directly or indirectly, with any person to distribute the shares of common stock.

Pursuant to the registration rights agreement, which was filed as an exhibit to our Registration Statement on Form S-11 (File No. 333-114802), we have agreed to indemnify Friedman, Billings, Ramsey & Co., Inc, or FBR, each selling stockholder, each person, if any, who controls FBR or a selling stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and the officers, directors, partners, employees, representatives and agents of any of the foregoing, against specified liabilities arising under the Securities Act. Each selling stockholder has agreed to indemnify us, each person, if any, who controls Fieldstone Investment within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and the officers, directors, partners, employees, representatives and agents of any of the forgoing, against specified liabilities arising under the Securities Act.

We have agreed, among other things, to bear all expenses, other than selling expenses, commissions and discounts and transfer taxes, and certain expenses of one counsel to the selling stockholders, in connection with the registration and sale of our common stock pursuant to this prospectus.

Registration Rights

In connection with the sale of approximately 47.15 million shares of our common stock in the fourth quarter of 2003, we entered into a registration rights agreement with FBR, for the benefit of all of the holders of our common stock. We agreed to file with the Securities and Exchange Commission, as soon as practicable but in no event later than April 30, 2004, either (i) in connection with an initial public offering of our common stock (an IPO Registration Statement), registering the shares of common stock held by current holders of our common stock, or (ii) a shelf registration statement on Form S-11 under the Securities Act providing for the resale pursuant to Rule 415 of the Securities Act from time to time by the holders of our common stock (a Shelf Registration Statement). The registration statement of which this prospectus is a part is intended to be the Shelf Registration Statement. We also agreed to keep the registration statement current and effective under the Securities Act, subject to certain exceptions, until the earliest of:

•                  the second anniversary of the date of effectiveness of the registration statement;

•                  the date on which the selling stockholders may sell all of the shares of common stock offered pursuant to this prospectus without registration or without regard to any volume limitations set forth in Rule 144(k) of the Securities Act;

•                  such time as all of the shares of our common stock offered by this prospectus have been sold pursuant to the registration statement and/or Rule 144 of the Securities Act; or the date on which all of the shares of our common stock offered by this prospectus are sold to us.

CUSIP Number

The Committee on Uniform Securities Identification Procedures assigns a unique number, known as a CUSIP number, to a class or issue of securities in which all of the securities have similar rights. Upon issuance, the shares of our common stock covered by this prospectus included shares with three different CUSIP numbers, depending upon whether the sale of the shares to the selling stockholder was conducted (i) by us under Rule 506, (ii) by the initial purchaser under Rule 144A, or (iii) by the initial purchaser under Regulation S. Prior to the effectiveness of this registration statement, all of the securities covered by this prospectus are restricted securities under Rule 144 and their designated CUSIP numbers refer to such restricted status.

Any sales of our common stock pursuant to this prospectus must be settled with shares of our common stock bearing our general (not necessarily restricted) common stock CUSIP number, which is 31659U 30 0. A selling stockholder named in this prospectus may obtain shares bearing our general common stock CUSIP number for settlement purposes by presenting the shares to be sold (with a restricted CUSIP), together with a certificate of registered sale, to our transfer agent, American Stock Transfer & Trust Company. The form of certificate of registered sale is available from our transfer agent upon request. The process of obtaining such shares might take a number of business days. SEC rules generally require trades in the secondary market to settle in 3 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, a selling stockholder who holds securities with a restricted CUSIP at the time of the trade might wish to specify an alternate settlement cycle at the time of any such trade to provide sufficient time to obtain the shares with an unrestricted CUSIP in order to prevent a failed settlement.

Stock Market Listing

Our common stock is listed on the NASDAQ National Market under the symbol “FICC.”

Stabilization and Other Transactions

As described above, the selling stockholders may utilize methods of sale that amount to a distribution under federal securities laws. The anti-manipulation rules under the Exchange Act, including, without limitation, Regulation M, may restrict certain activities of, and limit the timing of purchases and sales of securities by, the selling stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time before the commencement of such distributions subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the common stock offered by this prospectus.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, the legal validity of the securities may be passed upon for us by Hogan & Hartson L.L.P. and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

                The financial statements, and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and financial statement schedule and included an explanatory paragraph relating to the restatement discussed in note 1 (w)), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FIELDSTONE INVESTMENT CORPORATION

43,328,933 Shares of Common Stock

PROSPECTUS

                   , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the registration of the common stock offered hereby. All of such fees and expenses, except for the Registration Fee, are estimated:

SEC registration fee	$108,682
NASDAQ listing fee	120,000
NASD filing fee	30,500
Accounting fees and expenses	372,000
Legal fees and expenses	1,100,000
Printing expenses	500,000
Miscellaneous expenses	48,818
Total	$2,280,000

All expenses in connection with the issuance and distribution of the securities being registered and offered hereby shall be borne by the registrant and are included in the table above, other than underwriting discounts and selling commissions, if any.

Item 15. Indemnification of Directors and Officers

Pursuant to Section 2-405 of the Maryland General Corporation Law, the registrant’s charter limits its directors’ and officers’ liability to the registrant and its stockholders for money damages. This limitation on liability does not apply (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services actually received; or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that such person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The registrant’s charter and bylaws also require the registrant, to the fullest extent permitted by Maryland law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the registrant, or while a director or officer is or was serving at the request of the registrant, or while a director or officer is or was serving at the request of the registrant as a director, officer, agent, trustee, partner, member or employee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the fullest extent permitted by Maryland law, the indemnification will include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the registrant in advance of the final disposition of such action, suit or proceeding.

Under the Maryland General Corporation Law, the registrant must (unless the charter provides otherwise, which the registrant’s charter does not) indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The registrant may indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding, and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, the registrant may not, under Maryland law, indemnify for an adverse judgment in a suit by or in the right of the registrant or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law allows the registrant to advance reasonable expenses to a director or officer upon the registration’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the registrant, and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the registrant if it shall ultimately be determined that the standard of conduct was not met.

The registrant maintains a directors’ and officers’ liability insurance policy which, subject to the limitations and exclusions stated therein, covers the directors and officers of the registrant for certain actions or inactions that they may take or omit to take in their capacities as directors and officers of the registrant.

The foregoing summaries are necessarily subject to the complete text of the Maryland General Corporation Law, the registrant’s charter and bylaws, the indemnity agreements entered into between the registrant and each of its directors and officers and the registrant’s directors’ and officers’ liability insurance policy and are qualified in their entirety by reference thereto.

Item 16. Exhibits

Exhibit Number	Description

4.1	Specimen Common Stock Certificate**
4.2	Registration Rights Agreement, dated as of November 14, 2003, by and between Fieldstone Investment Corporation and Friedman, Billings, Ramsey & Co., Inc.**
5.1	Opinion of Hogan & Hartson L.L.P.**
8.1	Opinion of Hogan & Hartson L.L.P. as to certain U.S. Federal income tax matters***
23.1	Consent of Deloitte & Touche LLP*
23.2	Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1)**
24.1	Powers of Attorney (included on signature page of the Registration Statement filed with the Securities and Exchange Commission on April 23, 2004)

* Filed herewith.

** Previously filed.

*** To be filed by amendment.

Item 17. Undertakings

A.  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

B.  That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, State of Maryland, on this 1st day of May, 2006.

FIELDSTONE INVESTMENT CORPORATION

By:	/s/ MICHAEL J. SONNENFELD
Michael J. Sonnenfeld
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL J. SONNENFELD	President and Chief Executive Officer, Director	May 1, 2006
Michael J. Sonnenfeld	(Principal Executive Officer)

/s/ NAYAN V. KISNADWALA	Executive Vice President and Chief Financial Officer	May 1, 2006
Nayan V. Kisnadwala	(Principal Financial and Accounting Officer)

THOMAS D. ECKERT*	Chairman of the Board	May 1, 2006
Thomas D. Eckert*

DAVID S. ENGELMAN*	Director	May 1, 2006
David S. Engelman*

CELIA V. MARTIN*	Director	May 1, 2006
Celia V. Martin*

JONATHAN E. MICHAEL*	Director	May 1, 2006
Jonathan E. Michael*

DAVID A. SCHOENHOLZ*	Director	May 1, 2006
David A. Schoenholz*

JEFFREY R. SPRINGER*	Director	May 1, 2006
Jeffrey R. Springer*

*By:	/s/ MICHAEL J. SONNENFELD
Michael J. Sonnenfeld
Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Common Stock Certificate**
4.2	Registration Rights Agreement, dated as of November 14, 2003, by and between Fieldstone Investment Corporation and Friedman, Billings, Ramsey & Co., Inc.**
5.1	Opinion of Hogan & Hartson L.L.P.**
8.1	Opinion of Hogan & Hartson L.L.P. as to certain U.S. Federal income tax matters***
23.1	Consent of Deloitte & Touche LLP*
23.2	Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1)**
24.1	Powers of Attorney (included on signature page of the Registration Statement filed with the Securities and Exchange Commission on April 23, 2004)

* Filed herewith.

** Previously filed.

***To be filed by amendment.